                                                                 EXHIBIT 10(i)5






                        MORTGAGE AND SECURITY AGREEMENT
                            WITH ASSIGNMENT OF RENTS

                                 by and between

              BALLY'S PARK PLACE, INC., a New Jersey corporation,
                                   Mortgagor

                                      and

            Bally's Park Place Realty Co., a New Jersey corporation,
                                    Bally's

                                      and

            Bally's Park Place Funding Inc., a Delaware corporation

                                      and

                        First Bank National Association
                                   Mortgagee


                          Dated as of _________, 1994




                             Record and Return to:

                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                           Attn: John A. Caruso, Esq.



           This instrument was prepared by the below named attorney.


                                 ________________________________
                                       John A. Caruso, Esq.

                               TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
1.  Warranty of Title . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   10

2.  Payment of Indebtedness . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   11

3.  Requirements; Proper Care and Use . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   11

4.  Taxes on Mortgagee  . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   14

5.  Payment of Impositions  . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   17

6.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   20

7.  Condemnation/Eminent Domain . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   32

8.  Sale of Encumbered Property; Additional Financing . . . . .  . . . . . . . . . . . . . . . . .   35

9.  Discharge of Liens  . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   36

10.  Right of Contest . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   36

11.  Leases . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   37

12.  Provisions Regarding the Ground Lease  . . . . . . . . . .  . . . . . . . . . . . . . . . . .   40

13.  Estoppel Certificates  . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   44

14.  Loan Document Expenses . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   44

15.  Mortgagee's Right to Perform . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   44

16.  Mortgagee's Costs and Expenses . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   45

17.  Defaults . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   46

18.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   49

19.  Security Agreement under Uniform Commercial Code . . . . .  . . . . . . . . . . . . . . . . .   59

20.  Representations and Warranties . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   60

21.  No Waivers, Etc. . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . .   61

                                                                                                 Page
                                                                                                 ----
22.  Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

23.  Additional Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

24.  Mortgage Subject to the Provisions of the Act  . . . . . . . . . . . . . . . . . . . . . .   62

25.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

26.  Waivers by Mortgagors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

27.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

28.  Conflict with Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

29.  No Modification; Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

30.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

31.  Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

32.  Satisfaction/Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

33.  Receipt of Copy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72

     Signature Page . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

     Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

                        MORTGAGE AND SECURITY AGREEMENT
                            WITH ASSIGNMENT OF RENTS

   THIS MORTGAGE AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS, made as of the ____ day of _________, 1994, by and between Bally's Park Place, Inc., a New Jersey corporation, having an office at Park Place and the Boardwalk, Atlantic City, New Jersey, 08401, as leasehold and fee mortgagor ("Mortgagor"), and Bally's Park Place Realty Co., a New Jersey corporation, having an office at Park Place and the Boardwalk, Atlantic City, New Jersey, 08401, as fee mortgagor ("Bally's" and, together with Mortgagor, "Mortgagors"), Bally's Park Place Funding, Inc., a New Jersey corporation, having an office at Park Place and the Boardwalk, Atlantic City, New Jersey, 08401 ("Funding") and First Bank National Association, as mortgagee ("Mortgagee") and as trustee under that Indenture (hereinafter defined), dated as of the date hereof. ANY CAPITALIZED TERM NOT DEFINED HEREIN SHALL HAVE THE MEANING SET FORTH IN THE INDENTURE.

                                  WITNESSETH:

   To secure the following obligations and liabilities: (a) the payment to the holders of the ________% First Mortgage Notes due 2004 (the "Notes"), issued pursuant to the provisions of the Indenture, dated as of _________ __, 1994 (the "Indenture"), between Bally's Park Place Funding, Inc., a Delaware corporation, as obligor ("Obligor"), Bally's Park Place, Inc., a Delaware corporation, as guarantor ("Guarantor"), Mortgagor, Bally's and Mortgagee, as trustee, of (i) the principal amount of an indebtedness of Four Hundred Twenty Five Million Dollars ($425,000,000), evidenced by the Notes to be issued pursuant to the provisions of the Indenture, (ii) any and all interest due or to become due on the Notes in accordance with the provisions of the Indenture and the Notes, (iii) any and all other sums due or to become due under the Indenture, the Notes, this Mortgage or any of the Loan Documents (hereinafter defined) and further or subsequent advances or expenditures made under any other Loan Document by Mortgagee pursuant to the provisions hereof (the items set forth in clauses (i)-(iii) above being hereinafter collectively referred to as the "Indebtedness"), and (b) the performance of all of the terms, covenants, conditions, agreements, obligations, and liabilities of Mortgagors and Obligor (collectively, the "Obligations") under (i) this Mortgage, (ii) the Indenture, (iii) the Notes, (iv) the Assignment of Leases and Rents (the "Assignment"), dated as of the date hereof, by Mortgagors for the benefit of Mortgagee, (v) all of the other Loan Documents, and (vi) any extensions, renewals, replacements or modifications of any of the foregoing (this Mortgage, the Indenture, the Assignment, the Notes, and all other documents executed in connection with the foregoing being hereinafter collectively referred to as the "Loan Documents" and, individually, as a "Loan Document"), and in consideration of Ten Dollars ($10), in hand paid, the receipt and legal sufficiency of which are hereby acknowledged,

   (A) Mortgagor does hereby encumber, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over, create and grant a security interest in and confirm to Mortgagee the following described real property, tangible personal property, rights, collateral and all substitutions for and all replacements, reversions and remainders of such tangible personal property, whether now owned or held or hereafter acquired by Mortgagor (collectively, the "Leasehold Encumbered Property"):

     The Mortgagor's leasehold interest in all those plots, pieces or parcels of land more particularly described in Exhibit "A" annexed hereto and made a part hereof, together with the right, title and interest of Mortgagor, if any, in and to the streets and in and to the land lying in the bed of any streets, roads or avenues, open or proposed, public or private, in front of, adjoining or abutting said land to the center line thereof, the air space and development rights pertaining to said land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging, or in any way appertaining thereto, all easements now or hereafter benefiting said land and all royalties and rights appertaining to the use and enjoyment of said land, including, but without limiting the generality of the foregoing, all alley, vault, drainage, mineral, water, oil, coal, gas and other similar rights (all of the foregoing being hereinafter collectively referred to as the "Land");

      TOGETHER with Mortgagor's right, title and interest in and to that certain Lease (the "Ground Lease"), dated June 8, 1977, between the Palley-Blatt Company, as ground lessor, and Bally Manufacturing of New Jersey, Inc., a New Jersey corporation, currently known as Mortgagor, as ground lessee, as assigned by that certain Assignment of Lease dated April 27, 1979 between Palley-Blatt Company, as assignor, and Norman Palley, trustee under Declaration of Trust dated April 10, 1979, and Alexander K. Blatt, trustee under Declaration of
Trust dated April 6, 1979, as assignees, and by that certain Assignment of Lease dated April 27, 1979 by Norman Palley, trustee under Declaration of Trust dated April 10, 1979, and Alexander K. Blatt, trustee under Declaration of
Trust dated April 6, 1979, as assignors, and Bally Manufacturing Corporation, as assignee and by assignment to Bally's and the leasehold estate created thereby (the "Leasehold Estate");

     TOGETHER with Mortgagor's fee interest, right and title in and to the buildings and other improvements now or hereafter erected on the Fee and Leasehold Estate (as hereinafter defined) (such buildings and other improvements being hereinafter collectively referred to as the "Buildings" and the Leasehold Estate together with the Buildings and the Personal Property (hereinafter defined) located on or used in connection with the Leasehold Estate, being hereinafter collectively referred to as the "Leasehold Real Estate");

     TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents and revenues produced in connection with the Leases (hereinafter defined) and all of the estate, right, title, interest, property, possession, claim and demand whatsoever, both in law and at equity, of Mortgagor of, in and to the Leasehold Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

     TOGETHER with Mortgagor's right, title and interest in and to all chattels, furnishings, goods, equipment, fixtures, tangible personal property, materi-als, and all other contents of every kind and nature, including, without limitation, all tangible personal property used in connection with the hotel and restaurant facilities located on the Leasehold Real Estate and all gaming equipment, tables and slots that shall be owned or hereafter acquired, used in connection with or placed prior to the satisfaction of the Indebtedness and Obligations on the Leasehold Real Estate, including machinery, fixtures, systems, apparatus, fittings, materials and equipment now or which may hereafter be used in the operation of the Leasehold Real Estate, including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, casino gambling equipment, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, and all additions to, substitutions for, renewals and proceeds of any of the foregoing, together with all attachments, substituted parts, accessories, accessions, improvements and replacements thereof, including the equity of Mortgagor in any such item that is subject to a purchase money or other prior security interest (all such tangible personal property, fixtures, additions, substitutions and proceeds being sometimes hereinafter collectively referred to as the "Leasehold Personal Property");

     TOGETHER with Mortgagor's right, title and interest to and under all
leases, subleases, underlet-    tings, licenses and other occupancy agreements
which now or hereafter may affect the Real Estate (hereinafter defined) or any portion thereof and under any and all guarantees, modifications, renewals and extensions thereof as listed in Exhibit "B" (collectively, the "Leases"), and to and under all documents and instruments made or hereafter made in respect of the Leases, and in and to any and all deposits made or hereafter made as security under the Leases (excluding, however, any sums paid as "key money" in connection with the execution or renewal thereof or any sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default (hereinafter defined)), subject to the legal rights under the Leases of the persons or entities making such deposits, together with any and all of the benefits, rentals, revenues, issues, profits, income and rents due or to become due or to which Mortgagor is now or hereafter may become entitled arising out of the Leases (collectively, the "Rents");

     TOGETHER with all plans, specifications, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the operation or maintenance of the Real Estate, together with all amendments and modifications thereof;

     TOGETHER with (a) subject to the provisions of Article 6 hereof, Mortgagor's interest in and to all proceeds which now or hereafter may be paid under any insurance policies now or hereafter obtained by Mortgagor in connection with the conversion of the Encumbered Property (hereinafter defined) or any portion thereof into cash or liquidated claims, together with the interest payable thereon and the right to collect and receive the same, including, but without limiting the generality of the foregoing, proceeds of casualty insurance, title insurance, business interruption insurance and any other insurance now or hereafter maintained with respect to the Real Estate or in connection with the use or operation thereof (collectively, the "Insurance Proceeds"), and (b) subject to the provisions of Article 7 hereof, all of Mortgagor's right, title and interest in and to all awards, payments and/or other compensation, together with the interest payable thereon and the right to collect and receive the same, which now or hereafter may be made with respect to the Encumbered Property as a result of (i) a taking by eminent domain, condemnation or otherwise, (ii) the change of grade of any street, road or avenue or the widening of any streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to or decrease in the value of the Encumbered Property or any portion thereof (collectively, the "Awards"), in any of the foregoing circumstances described in clauses (a) or (b) above to the extent of the entire amount of the Indebtedness outstanding as of the date of Depositary's

(hereinafter defined) receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Depositary or Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Subject to the provisions of Articles 6 and 7 hereof, Mortgagor hereby assigns to Mortgagee, and Depositary is hereby authorized to collect and receive, all Insurance Proceeds and Awards and to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Mortgage. Mortgagor hereby agrees to make, execute and deliver, from time to time, upon demand, further documents, instruments or assurances to confirm the assignment of the Insurance Proceeds and the Awards to Depositary and Mortgagee, free and clear of any interest of Mortgagor whatsoever therein, except as specifically permitted in this Mortgage, and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

     TOGETHER with all right, title and interest of Mortgagor in and to all improvements, betterments, renewals and all substitutes and replacements of, and all additions and appurtenances to, the Leasehold Real Estate, and in each such case, the foregoing shall be deemed a part of the Leasehold Real Estate and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagor and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagor; and

   (B) Mortgagors do hereby encumber, give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over, create and grant a security interest in and confirm to Mortgagee the following described real property, tangible personal property, rights, collateral and all substitutions for and all replacements, reversions and remainders of such tangible personal property, whether now owned or held or hereafter acquired by Mortgagors, (the "Fee Encumbered Property", and together with the Leasehold Encumbered Property, the "Encumbered Property"):

     The Mortgagors' fee interest in the Land;

     TOGETHER with Bally's right, title and interest in the Ground Lease (the "Fee Interest", and together with the Land, the "Fee Estate"; the Leasehold Estate and the Fee Estate collectively referred to as the "Fee and Leasehold Estate");

     TOGETHER with Mortgagors' fee interest, right and title in and to the Buildings (the Fee Estate together with the Buildings and the Personal Property located on or used in connection with the Fee Estate, being hereinafter collectively referred to as the "Fee Real Estate"; the Fee Real Estate together with the Leasehold Real Estate collectively referred to as the "Real Estate");

     TOGETHER with all and singular the reversion or reversions, remainder or remainders, rents and revenues produced in connection with the Fee Estate and all of the estate, right, title, interest, property, possession, claim and demand whatsoever, both in law and at equity, of Mortgagors of, in and to the Fee Real Estate and of, in and to every part and parcel thereof, with the appurtenances, at any time belonging or in any way appertaining thereto;

     TOGETHER with Mortgagors' right, title and interest in and to all chattels, furnishings, goods, equipment, fixtures, tangible personal property, materials, and all other contents of every kind and nature, including, without limitation, all tangible personal property used in connection with the hotel and restaurant facilities located on the Fee Real Estate and all gaming equipment, tables and slots that shall be owned or hereinafter acquired, used in connection with or placed prior to the satisfaction of the Indebtedness and Obligations on the Fee Real Estate, including machinery, fixtures, systems, apparatus, fittings, materials and equipment now or which may hereafter be used in the operation of the Fee Real Estate, including, but without limiting the generality of the foregoing, all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air conditioning and air-cooling fixtures, systems, machinery, apparatus and equipment, refrigerating, incinerating and power fixtures, systems, machinery, apparatus and equipment, loading and unloading fixtures, systems, machinery, apparatus and equipment, escalators, elevators, boilers, communication systems, casino gambling equipment, switchboards, sprinkler systems and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, wiring, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, and all additions to, substitutions for, renewals and proceeds of any of the foregoing, together with all attachments, substituted parts, accessories, accessions, improvements and replacements thereof, including the equity of Mortgagors in any such item that is subject to a purchase money or other prior security interest (all such tangible personal property, fixtures, additions, substitutions and proceeds being sometimes hereinafter collectively referred to as the "Fee Personal Property", and together with the Leasehold Personal Property, the "Personal Property");

     TOGETHER with Mortgagors' right, title and interest to and under all Leases, and in and to any and all deposits made or hereafter made as security under the Leases (excluding, however, any sums paid as "key money" in connection with the execution or renewal thereof or any sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default), subject to the legal rights under the Leases of the persons or entities making such deposits, together with any and all Rents to which Mortgagors are now or hereafter may become entitled and together with Bally's right, title and interest in any rents paid under the Ground Lease to which Bally's is now or hereafter may become entitled;

     TOGETHER with all plans, specifications, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the operation or maintenance of the Real Estate, together with all amendments and modifications thereof;

     TOGETHER with (a) subject to the provisions of Article 6 hereof, Bally's interest in and to all Insurance Proceeds, and (b) subject to the provisions of
Article 7 hereof, all of Bally's right, title and interest in and to all Awards, in any of the foregoing circum-stances described in clauses (a) or (b) above to the extent of the entire amount of the Indebtedness outstanding as of the date of Depositary's receipt of any such Insurance Proceeds or Awards, notwithstanding that the entire amount of the Indebtedness may not then be due and payable, and also to the extent of reasonable attorneys' fees, costs and disbursements incurred by Depositary or Mortgagee in connection with the collection of any such Insurance Proceeds or Awards. Subject to the provisions of Articles 6 and 7 hereof, Bally's hereby assigns to Mortgagee, and Depositary is hereby authorized to collect and receive, all such Insurance Proceeds and Awards and to give proper receipts and 1acquittances therefor and to apply the same in accordance with the provisions of this Mortgage. Bally's hereby agrees to make, execute and deliver, from time to time, upon demand, further documents, instruments or assurances to confirm the assignment of the Insurance Proceeds and the Awards to Depositary and Mortgagee, free and clear of any interest of Bally's whatsoever therein, except as specifically permitted in this Mortgage, and free and clear of any other liens, claims or encumbrances of any kind or nature whatsoever;

     TOGETHER with all right, title and interest of Mortgagors in and to all improvements, better-ments, renewals and all substitutes and replacements of, and all additions and appurtenances to, the Fee Real Estate, and in each such case, the foregoing shall be deemed a part of the Fee Real Estate and shall become subject to the lien of this Mortgage as fully and completely, and with the same priority and effect, as though now owned by Mortgagors and specifically described herein, without any further mortgage, conveyance, assignment or other act by Mortgagors.

   TO HAVE AND TO HOLD the Encumbered Property and the rights and privileges hereby encumbered or intended so to be unto Mortgagee and its successors and assigns for the uses and purposes herein set forth.

   Mortgagor, for itself and its successors and assigns, and Bally's, for itself and its successors and assigns, further represent, warrant, covenant and agree with Mortgagee as follows:

   1.  Warranty of Title.

     (a) Mortgagor warrants to Mortgagee that (i) it has good and marketable title to the Leasehold Estate, (ii) it has good and marketable fee simple title to the Buildings located on the Leasehold Real Estate and good title to the Personal Property located on or used in connection with the Leasehold Real Estate, (iii) it has the right to mortgage the Leasehold Real Estate in accordance with the provisions set forth in this Mortgage, and (iv) this Mortgage is a valid and enforceable first lien on the Leasehold Encumbered Property, subject only to the exceptions to title more particularly described in Exhibit "C" annexed hereto and made a part hereof (collectively, the "Permitted Encumbrances"). Mortgagor shall (i) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Permitted Encumbrances and Additional Mortgages (hereinafter defined), unto Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and (ii) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be reasonably required to confirm and fully protect the lien and priority of this Mortgage.

     (b) Mortgagors warrant to Mortgagee that (i) they have good and marketable title to their respective interests in the Fee Real Estate, (ii) they have good and marketable fee simple title to their respective interests in the Buildings located on the Fee Real Estate and good title to their respective interests in the Personal Property located or used in connection with the Fee Real Estate, (iii) they have the right to mortgage the Fee Real Estate in accordance with the provisions set forth in this Mortgage, and (iv) this Mortgage is a valid and enforceable first lien on the Fee Encumbered Property, subject only to the exceptions to title more particularly described in Exhibit "C". Mortgagors shall (i) preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Permitted Encumbrances and Additional Mortgages, unto Mortgagee against the claims of all and every person or persons, corporation or corporations and parties whomsoever, and (ii) make, execute, acknowledge and deliver all such further or other deeds, documents, instruments or assurances and cause to be done all such further acts and things as may at any time hereafter be reasonably required to confirm and fully protect the lien and priority of this Mortgage.

   2.  Payment of Indebtedness.

     (a) Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Loan Documents and shall perform all of the Obligations in accordance with the provisions set forth herein and in the other Loan Documents.

     (b) Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the Indebtedness, or by any subsequent owner of the Encumbered Property, or by any other person whose interest in the Encumbered Property might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or by any partner of a partnership which at any time may be liable for such payment or may own or have such an interest in the Encumbered Property, shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the Encumbered Property, to have been made on behalf of all such persons.

   3.  Requirements; Proper Care and Use.

     (a) Subject to the right of Mortgagors to contest a Legal Requirement (hereinafter defined) as provided in Article 10 hereof, Mortgagors promptly shall comply with, or cause to be complied with, in all material respects, all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements (collectively, "Legal Requirements") of every Governmental Authority (hereinafter defined) having jurisdiction over Mortgagors or the Encumbered Property or the use, manner of use, occu- pancy, possession, operation, maintenance, alteration, repair or Restoration (hereinafter defined) of the Real Estate, without regard to the nature of the work to be done or the cost of performing the same, whether foreseen or unforeseen, ordinary or extraordinary, and shall perform, or cause to be performed, in all material respects, all obligations, agreements, covenants, restrictions and conditions now or hereafter of record which may be applicable to Mortgagors or to the Encumbered Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Real Estate; provided, however, that Mortgagors shall not be required to comply with any Legal Requirement which, by its terms, does not require that the Encumbered Property so comply, or if such failure would not have a material adverse effect on Mortgagor and its subsidiaries taken as a whole or Bally's and its subsidiaries taken as a whole or the Encumbered Property or be disadvantageous in any material respect to the Holders.

     (b) Mortgagor, with respect to the Leasehold Real Estate, and Mortgagors, with respect to the Fee Real Estate, shall (i) not abandon the Leasehold Real Estate or the Fee Real Estate or any portion thereof, (ii) maintain, in all material respects, the Leasehold Real Estate and the Fee Real Estate in good repair, order and condition, reasonable wear and tear excepted, and supplied with all necessary equipment, (iii) promptly make all necessary repairs, renewals, replacements, additions and improvements to the Leasehold Real Estate and the Fee Real Estate which, in the reasonable judgment of Mortgagors, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (iv) refrain from impairing or diminishing in any material manner the value of the Leasehold Encumbered Property and the Fee Encumbered Property or the priority or security of the lien of this Mortgage, (v) not remove or demolish any of the Leasehold Real Estate or Fee Real Estate if such removal or demolition might materially impair the value of the Real Estate, except that Mortgagors shall have the right to remove and dispose of, free of the lien of this Mortgage, such Personal Property as may, from time to time, become worn out or obsolete or which, in accordance with good business practices, should be removed or disposed of, provided that if such removal shall materially adversely affect the value of the Leasehold Encumbered Property or the Fee Encumbered Property, simultaneously with, or prior to, such removal, any such Personal Property shall be replaced with other Personal Property which shall have a value and utility at least equal to that of the replaced Personal Property and which shall be free of any security agreements or other liens or encumbrances of any kind or nature whatsoever except as permitted in Article 8 herein; (vi) not make, install or permit to be made or installed any alterations or additions to the Leasehold Real Estate or the Fee Real Estate if doing so would materially impair the value of the Leasehold Encumbered Property or the Fee Encumbered Property;
(vii) not make, suffer or permit any nuisance (it being acknowledged that casino use shall not be deemed to be a nuisance) to exist on the Leasehold Real Estate or the Fee Real Estate or any portion thereof, and (viii) subject to the rights of tenants and other persons or entities in possession, permit Mortgagee and its agents, at all reasonable times and with reasonable prior notice (except in the case of an emergency), to enter upon the Real Estate for the purpose of inspecting and appraising the Real Estate or any portion thereof.

     (c) Mortgagors shall not, by any act or omission, permit any building or other improvement located on any property which is not subject to the lien of this Mortgage to rely upon the Real Estate or any portion thereof or any interest therein to fulfill any Legal Requirement, except to the extent that such reliance exists as of the date hereof, and Mortgagors hereby assign to Mortgagee any and all rights to give consent for all or any portion of the Real Estate or any interest therein to be so used. Mortgagors shall not, by any act or omission, impair the integrity of the Real Estate, as it exists today, as a single or multiple zoning lot or lots, as the case may be, separate and apart from all other premises. Any act or omission by Mortgagors which would result in a violation of any of the provisions of this Article 3 shall be null and void.

     (d) Mortgagors have and will maintain in effect at all times until the Obligations are satisfied in full, all necessary licenses (including without limitation all licenses necessary under the Act (hereinafter defined) or otherwise to operate the casino portion of the Encumbered Property as a casino), authorizations, registrations and approvals to own, use, occupy and operate the Real Estate, and Mortgagors have full power and authority to carry on its business at the Real Estate as currently conducted and have not received any notice of any violation of any Legal Requirement that materially impairs the value of the Real Estate.

     (e) During the term of this Mortgage and any renewals or extensions hereof, as to any (i) "license," as such term is defined in N.J.S.A.
5:12-30, issued pursuant to the New Jersey Casino Control Act and regulations promulgated thereunder (collectively being referred to herein as the "Act") which is material to the continued lawful operation of Mortgagor as a casino licensed pursuant to the provisions of the Act, and (ii) any material requirements of the "Operation Certificate," as such term is defined in [N.J.S.A. 5:12-35,] issued with regard to the Encumbered Property (the foregoing subparagraphs (i) and (ii) are herein collectively referred to as the "Operational Requirements"):

     (1) The Operational Requirements are to the best of Mortgagor's knowledge in good standing, free of material violations, and all conditions under which they have been issued or renewed have been or are being satisfied and fulfilled.

     (2) Mortgagor will keep, maintain and preserve the Operational Requirements in full force and effect and in good standing.

     (3) Mortgagor will not knowingly violate, nor will it knowingly suffer any violation of, the Operational Requirements.

     (4) In the event Mortgagor knows of any fact, circumstances, or occurrence which may result in a violation of the Operational Requirements, Mortgagor shall promptly give Mortgagee written notice thereof.

   4.  Taxes on Mortgagee.

     (a) If the United States of America, the State of New Jersey or any political subdivision thereof or any city, town, county or municipality in which the Real Estate is located or any agency, department, bureau, board, commission or instrumentality of any of the foregoing now existing or hereafter created (collectively, "Governmental Authorities" and, individually, a "Governmental Authority") shall, at any time after the date hereof (whether or not the lien of this Mortgage shall have been released), levy, assess or charge any tax, assessment or imposition upon this Mortgage or any other Loan Document, the Indebtedness, the Obligations or the interest of Mortgagee in the Encumbered Property by reason of this Mortgage or any other Loan Document, the Indebtedness or the Obligations (excepting therefrom any income tax on payments made under the Indenture and any franchise tax), Mortgagor shall pay all such taxes, assessments and impositions to, for, or on account of, Mortgagee, as they become due and payable and, on demand, shall furnish proof of such payment to Mortgagee. If Mortgagor shall fail to pay any such tax, assessment or imposition, then Mortgagee, at its option (but without any obligation to do so), upon thirty (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that failure to pay any such tax, assessment or imposition promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), may pay such tax, assessment or imposition and, in such event, the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and
(iii) immediately shall be due and payable, on demand, together with interest thereon at the rate of interest then payable under the Indenture, including, in calculating such rate of interest, any additional interest which may be imposed under the Indenture by reason of any default thereunder (such rate of interest being hereinafter referred to as the "Interest Rate"), from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. In the event of the passage of any law or regulation permitting, authorizing or requiring any such tax, assessment or imposition to be levied, assessed or charged, which law or regulation, may prohibit Mortgagor from paying the tax, assessment or imposition to, for, or on account of, Mortgagee, then Mortgagee, upon written notice, may declare the entire amount of Indebtedness due and payable one hundred eighty (180) days after such notice.

     (b) If any Governmental Authority shall at any time require revenue, documentary or similar stamps to be affixed to this Mortgage or any other Loan Document or shall require the payment of any tax with respect to the ownership or recording of this Mortgage or any other Loan Document, Mortgagor, upon demand, shall pay for such stamps in the required amount and shall deliver the same to Mortgagee, together with a copy of the receipted bill therefor. If Mortgagor shall fail to pay for any such stamps, then Mortgagee, at its option (but without any obligation to do so), upon thirty (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that failure to pay for any such stamps promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), may pay for the same and, in such event, the amount so paid (i) shall be deemed to be Indebt- edness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, or interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) immediately shall be due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

     (c) In the event of the passage, after the date of this Mortgage, of any law of the jurisdiction in which the Real Estate is located which shall deduct from the value of the Encumbered Property, for purposes of taxation, any lien thereon or shall change in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes and shall impose a tax, either directly or indirectly, on this Mortgage or any other Loan Document, then, so long as Mortgagor, Mortgagee, this Mortgage or the Indenture is not exempt from payment of such tax and if Mortgagor shall be permitted by law to pay the whole of such tax in addition to all other payments required hereunder and under the other Loan Documents, Mortgagor shall pay such tax when the same shall be due and payable and shall agree in writing to pay such tax when thereafter levied or assessed against the Encumbered Property. In the event that any law or regulation may prohibit Mortgagor from paying such tax, then Mortgagee, upon written notice, may declare the entire amount of Indebtedness due and payable one hundred eighty (180) days after such notice.

   5.  Payment of Impositions.

     (a) Subject to the provisions of Article 10 hereof, not later than the date on which payment of the same shall be due, that is, the day before the date on which any fine, penalty, interest, late charge or loss may be added thereto or imposed by reason of the nonpayment thereof, Mortgagor shall pay and discharge all taxes (including, but without limiting the generality of the foregoing, all real property taxes and assessments and personal property taxes), charges for any easement or agreement maintained for the benefit of the Encumbered Property or any portion thereof, general and special assessments and levies, permit, inspection and license fees, water and sewer rents and charges and any other charges of every kind and nature whatsoever, foreseen or unforeseen, ordinary or extraordinary, public or private, which, at any time, are imposed upon or levied or assessed against Mortgagor or Bally's in connection with the Encumbered Property or any portion thereof, or which arise with respect to, or in connection with, the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of the Real Estate or any portion thereof, together with any penalties, interest or late charges which may be imposed in connection with any of the foregoing (all of the foregoing taxes, assessments, levies and other charges, together with such interest, penalties and late charges, being hereinafter collectively referred to as "Impositions" and, individually, as an "Imposition"); provided, however, that Mortgagor shall have the right to file for an extension in connection with the payment of any Imposition and, if granted, to pay the Imposition on or before the date specified in the extension, together with any interest or penalty which may be imposed as a result of such extension. If, however, any Legal Requirement shall allow that any Imposition may, at Mortgagor's option, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may exercise the option to pay such Imposition in such installments, and, in such event, Mortgagor shall be responsible for the payment of all such installments, together with the interest, if any, thereon, in accordance with the provisions of the applicable Legal Requirement. Not later than thirty (30) days after request therefor by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of such Imposition. Mortgagor also shall deliver to Mortgagee, within thirty (30) day; after request therefor, copies of all settlements and notices pertaining to any Imposition which may be issued by any Governmental Authority.

     (b) At any time within three (3) months after the occurrence of an Event of Default hereunder, Mortgagee may, but shall not be obligated to, require Mortgagor to deposit with Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for real property taxes and assessments and other charges which might become a lien upon the Encumbered Property or any portion thereof (each, an "Escrow Deposit"). At Mortgagee's discretion, Escrow Deposits shall be made for a period of six (6) months following Mortgagee's request therefor and may be discontinued by Mortgagor at any time thereafter, so long as no Event of Default has occurred or is occurring during that six (6) month period. Mortgagee may, but shall not be obligated to, require Mortgagor to make Escrow Deposits upon each subsequent Event of Default, which Escrow Deposits shall be made for a period of six (6) months following Mortgagee's request therefor and may be discontinued, following the passage, without the occurrence of an Event of Default, of any and all cumulative six (6) month periods, as provided herein. Upon such discontinuance, any amounts, together with any interest earned thereon, remaining in the Escrow Deposit shall be returned to Mortgagor. If the amounts so required to be deposited are estimated, based upon charges for the preceding year, and Mortgagee determines, in its reasonable good faith judgment, that the aggregate of the sums to be deposited in escrow as aforesaid will be insufficient to make each of the payments aforementioned, Mortgagor shall, on demand by Mortgagee, simultaneously therewith deposit or cause to be deposited with Mortgagee, a sum of money which, together with the monthly installments aforementioned, due subsequent to the date of such demand, will be sufficient to make such payments at least thirty (30) days prior to the date such payments are due. Should said charges not be ascertainable at the time any Escrow Deposit is required to be made with Mortgagee, the Escrow Deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, Mortgagor shall deposit any deficiency with Mortgagee. All funds so deposited with Mortgagee shall be deposited in a federal-ly insured interest bearing account or liquid assets account in any state in the United States or the District of Columbia, may be commingled by Mortgagee with its general funds and, provided that Mortgagee shall not otherwise have used a portion of such funds in accordance with the provisions of this Mortgage, such funds (less the amounts, if any, which are payable into the escrow fund to be used to pay real property taxes and assessments not yet due and payable) shall be applied in payment of the aforementioned charges when and as payable, to the extent Mortgagee shall have such funds on hand. In the event that there shall occur an Event of Default, the funds deposited with Mortgagee, as aforementioned, may be applied in payment of the charges for which such funds shall have been deposited or the payment of the Indebtedness or any other charges affecting the security of this Mortgage, as Mortgagee determines, in its sole discretion, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Mortgagee as herein provided. If Escrow Deposits are being made with Mortgagee as aforesaid, Mortgagor shall furnish Mortgagee with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of same, on the later to occur of (i) fifteen (15) days prior to the date on which the charges first become due and payable and (ii) the date on which such bills are received by Mortgagor.

     (c) Nothing contained in this Mortgage shall affect any right or remedy of Mortgagee under this Mortgage or otherwise to pay, upon thirty (30) days' notice to Mortgagor (or such shorter period as Mortgagee may deem reasonable if Mortgagee believes that the failure to pay any such Imposition promptly may subject the Encumbered Property (or any portion thereof) to loss, forfeiture or a material diminution in value), any Imposition from and after the date on which such Imposition shall have become due and payable and, in such event and provided Mortgagee shall not have paid such Imposition with sums being held by Mortgagee pursuant to subparagraph (b) of this Article 5 (provided, however, that Mortgagee shall have no right to pay such Imposition while Mortgagor is contesting the validity, enforceability or application of the same pursuant to the provisions of Article 10 hereof or is otherwise paying such Imposition in installments in accordance with the provisions hereof), the amount so paid (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and (iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

   6.  Insurance.

     (a) Mortgagor shall provide and keep in full force and effect, or require to be provided and kept in full force and effect, for the benefit of Mortgagee as hereinafter provided:

       (i) insurance for the Buildings and the Personal Property (t) against loss or damage by fire, lightning, windstorm, tornado, hail and such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by standard extended coverage, (u) with "all risk" endorsements (including, but without limiting the generality of the foregoing, vandalism, malicious mischief and damage by water), (v) against war risks as, when and to the extent such insurance is obtainable from the United States of America or an agency thereof, (w) against flood disaster pursuant to the Flood Disaster Protection Act of 1973, 84 Stat. 572, 42 U.S.C. SS. 4001, if the Real Estate is located in an area identified by the United States Department of Housing and Urban Development as a flood hazard area (it being understood and agreed that Mortgagor may obtain such insurance from a private carrier satisfactory to the Mortgagee), (x) against earthquakes (including subsidence), (y) against loss of rentals and business interruption due to any of the foregoing causes for a minimum period of nine
  (9) months, and (z) against any other risk commonly insured against by persons operating properties similar to the Real Estate and located in the vicinity of the Real Estate or conducting operations similar to the operations conducted at the Real Estate;

       (ii)  demolition and increased cost of construction coverage;

       (iii) if a sprinkler system shall be located in the Buildings, sprinkler leakage insurance;

       (iv) commercial general liability insurance in respect of the operation of the Real Estate with limits of not less than $100,000,000 combined single limit for bodily injury per occurrence and/or property damage liability per occurrence (collectively, the "Minimum Liability Coverage"); provided, however, that the Minimum Liability Coverage may be reduced from time to time, but in no event to limits of less than $25,000,000 on a "claims made" basis, provided that Mortgagor shall deliver to Mortgagee, within thirty (30) days after the expiration of the policy or policies containing the Minimum Liability Coverage and thereafter within thirty (30) days after the end of each fiscal year of Mortgagor until the Minimum Liability Coverage shall be reinstated, an Officer's Certificate stating that Mortgagor was unable to obtain commercial general liability insurance coverage in excess of the amount actually obtained or on other than a "claims made" basis; and

       (v) such other insurance in such amounts as may from time to time be commonly insured against in the case of properties similar to the Real Estate and located in the vicinity of the Real Estate or conducting operations similar to the operations conducted at the Real Estate.

All insurance provided hereunder shall be in such form as is commonly obtained by owners of property similar to the Real Estate and located in the vicinity of the Real Estate or conducting operations similar to the operations conducted at the Real Estate, shall not contain a coinsurance provision whereby Mortgagor in the event of loss becomes a co-insurer, shall, in the case of casualty insurance, name Mortgagee as a named insured under a standard New York mortgagee endorsement or its equiva-lent, which shall be acceptable to Mortgagee, shall name Mortgagee as a named insured in the case of insurance other than casualty insurance, shall provide for loss payable to Mortgagee, except policies insuring against damage by fire or other casualty, which shall provide for loss payable as more particularly set forth in Paragraph 6(j) hereof, shall be provided by insurance companies which have a then current Alfred M. Best Company, Inc., general policyholder's rating of at least "A-12" or a financial rating reasonably acceptable to Mortgagee or by such other insurance companies as are reasonably acceptable to Mortgagee, shall be cancelable only upon thirty (30) days' prior written notice to Mortgagee, may provide for a standard deduction not to exceed $500,000 in the case of all insurance other than commercial general liability insurance, and $1,000,000 in the case of commercial general liability insurance, and otherwise shall be acceptable to Mortgagee in its reasonable discretion. For purposes hereof, "Depositary" shall mean a bank, trust company, insurance company, savings bank or governmental pension, retirement or welfare fund, reasonably acceptable to Mortgagor and designated by Mortgagee to serve as Depositary pursuant to this Mortgage. Anything contained herein to the contrary notwithstanding, in no event shall the insurance provided under clause
(t) of Paragraph 6(a)(i) hereof be in an amount which is less than One Hundred Percent (100%) of the full replacement cost of the Buildings and the Personal Property, including the cost of debris removal, but excluding the value of foundations and excavations, as determined from time to time by Mortgagee. Mortgagor shall assign and deliver to Mortgagee all such certificates, policies of insurance or duplicate originals thereof, as collateral and further security for payment of the Indebtedness and performance of the Obligations. If any insurance required to be provided hereunder shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of the Real Estate or any portion thereof, or become void or questionable by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever any such insurance shall become unsatisfactory to Mortgagee, as determined in its reasonable judgment, Mortgagor immediately shall obtain new or additional insurance which shall be satisfactory to Mortgagee in its reasonable discretion. If any insurance required to be provided hereunder shall become unavailable to property owners in the area in which the

Encumbered Property is located, then Mortgagor shall, within thirty (30) days after demand by Mortgagee, obtain such other types of insurance, in such amounts as may be reasonably required by Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

     (b) Mortgagor shall (i) pay as they become due all premiums for the insurance required hereunder (it being understood that Mortgagor may pay all such premiums in installments), and (ii) not later than thirty (30) days prior to the expiration of each such policy, deliver to Mortgagee a renewal policy or a duplicate original thereof or a certificate evidencing the insurance required to be provided hereunder, accompanied by such evidence of payment of the initial installment as shall be satisfactory to Mortgagee in its reasonable discretion.

     (c) If Mortgagor shall be in default of its obligation to so insure or deliver any such prepaid policy or policies or certificate or certificates of insurance to Mortgagee in accordance with the provisions hereof, Mortgagee, at its option (but without any obligation to do so) and upon twenty-four (24) hours' notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and, in such event, the amount of all such premium or premiums (i) shall be deemed to be Indebtedness, (ii) shall be a lien on the Encumbered Property prior to any right or title to, or interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage and
(iii) shall be immediately due and payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee.

     (d) Mortgagor shall adjust the amount of insurance required to be provided pursuant to the provisions of clause (t) of Paragraph 6(a)(i) hereof at the time that each such policy of insurance is renewed (but, in no event, less frequently than once during each twelve (12) month period) by using the F.
W. Dodge Building Index to determine whether there shall have been an increase in the replacement cost of the Buildings and the

Personal Property since the most recent adjustment to any such policy and, if there shall have been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

     (e) Mortgagor promptly shall comply with, and shall cause the Buildings and the Personal Property to comply with, (i) all of the provisions of each such insurance policy, and (ii) all of the requirements of the insurers thereunder applicable to Mortgagor or to any of the Buildings or the Personal Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or Restoration of any of the Buildings or Personal Property, even if such compliance would necessitate structural changes or improvements or would result in interference with the use or enjoyment of the Real Estate or any portion thereof. If Mortgagor shall use the Real Estate or any portion thereof in any manner which would permit the insurer to cancel any insurance required to be provided hereunder, Mortgagor immediately shall obtain a substitute policy which shall be reasonably satisfactory to Mortgagee and which shall be effective on or prior to the date on which any such other insurance policy shall be cancelled.

     (f) If the Buildings or the Personal Property or any portion thereof shall be damaged, destroyed or injured by fire or any other casualty, Mortgagor shall give immediate notice thereof to Mortgagee and Mortgagor promptly shall commence and diligently shall continue and complete the repair, restoration, replacement or rebuilding ("Restoration") of the Buildings and the Personal Property so damaged, destroyed or injured substantially to their value, condition and character immediately prior to such damage, destruction or injury, in full compliance with all Legal Requirements. In addition, if the Restoration to be done may materially impair the structural integrity of a material portion of the Buildings or if the cost of the Restoration as estimated by Mortgagee shall exceed the sum of Ten Million Dollars ($10,000,000) (in either case, "Major Restoration"), then Mortgagor shall, prior to the commencement of the Major Restoration, furnish or cause to be furnished to Mortgagee: (1) complete plans and specifications for the Major Restoration, bearing the signed approval thereof by an architect reasonably satisfactory to Mortgagee (the "Architect") and accompanied by the

Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the work (the "Plans"), which Plans shall be submitted to Mortgagee for approval, which approval shall be granted or denied within twenty-one (21) days of Mortgagee's receipt thereof (it being understood that if Mortgagee shall fail to respond within such twenty-one (21)-day period, Mortgagee shall be deemed to have granted its approval) and which approval shall not be unreasonably withheld; provided, however, that Mortgagee's approval of the Plans shall not be required in the case of (i) Major Restoration consisting primarily of demolition or construction of the Buildings for safety purposes, (ii) Major Restoration for which no permits or approvals by Governmental Authorities are required by law, (iii) Major Restoration consisting primarily of temporary, non-permanent construction, or (iv) Major Restoration consisting primarily of painting or other items of decorative work;
(2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Major Restoration; and (3) either (x) a payment and performance bond for, and/or guaranty of the payment for and completion of, the Major Restoration, which bond or guaranty shall be in form reasonably satisfactory to Mortgagee, and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are reasonably acceptable to Mortgagee, and shall be in an amount not less than One Hundred Ten Percent (110%) of the Architect's estimate of the entire cost of completing the Major Restoration, less the amount of Insurance Proceeds, if any, then held by Depositary for application toward the cost of the Major Restoration, or, at Mortgagor's option, (y) such other security as may be reasonably satisfactory to Mortgagee. Notwithstanding anything to the contrary contained herein, Mortgagee acknowledges that Major Restoration may be performed on a "fast track" basis and, in such event, Mortgagor shall not be required to submit full and complete Plans for approval prior to the commencement of the Major Restoration, but shall submit such Plans as and when they are prepared and submitted for approval to the applicable Governmental Authorities.

     (g) Mortgagor shall not commence any of the Major Restoration until Mortgagor shall have complied with the applicable requirements referred to in clause (f) above, and after commencing Major Restoration, Mort-gagor shall perform the Major Restoration diligently in a good and workmanlike manner and in good faith substantially in accordance with the Plans, if applicable, and in compliance with all applicable laws.

     (h) Any Insurance Proceeds received by Depositary attributable to business interruption insurance shall he promptly paid over to Mortgagor upon receipt of the same by Depositary. All Insurance Proceeds delivered to Depositary as aforesaid, other than proceeds attributable to business interruption insurance, together with all Insurance Proceeds or portions thereof paid directly to Depositary on account of damage or destruction to the Buildings and/or the Personal Property (all of which Insurance Proceeds or portions thereof, other than proceeds attributable to business interruption insurance, shall be deposited by Depositary in an interest-bearing account), together with any interest thereon, less the cost, if any, to Mortgagee and Depositary of such recovery and of paying out such Insurance Proceeds (including reasonable attorneys' fees and costs allocable to inspecting the work and reviewing the Plans therefor), upon the written request of Mortgagor and subject to compliance with the provisions of this Article 6, shall be made available for application by Depositary to the payment of the cost of the Major Restoration referred to in clause (f) above and shall be paid out from time to time to Mortgagor and/or, at Mortgagee's or Depositary's option, exercisable from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials in connection with the Major Restoration, as said Major Restoration progresses, except as otherwise hereinafter provided, but subject to the following conditions, any of which Mortgagee and Depositary may waive:

       (i) If the Restoration to be done is Major Restoration, as determined by Mortgagee, the Architect shall be in charge of the Restoration.

       (ii) Each request for payment shall be made at least ten (10) days prior to the requested date of disbursement and shall be accompanied by a certificate of the Architect stating (1) that all of the Major Restoration completed has been done in a good and workman-like manner and in substantial compliance with the approved Plans, if any be required under clause (f) hereof, and in accordance with the provisions of all applicable laws; (2) the sum requested is justly required to reimburse Mortgagor for payments by Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials in con- nection with the Major Restoration (giving a brief description of such services and materials), and that when added to all sums previously paid out by Depositary, if any, does not exceed the value of the Major Restoration (including the value of any "soft costs", such as engineers' or architects' fees incurred in connection therewith) done to the date of such certificate; and (3) that the amount of Insurance Proceeds remaining in the hands of Depositary, together with other funds otherwise available to Mortgagor, will be sufficient on completion of the Major Restoration to pay for the same in full (giving in such reasonable detail as Mortgagee or Depositary may require an estimate of the cost of such completion and if such other funds are required, including a certificate of an officer of Mortgagor, as to the sources of such funds).

       (iii) Each request shall be accompanied by waivers or releases of liens, satisfactory to Mortgagee and Depositary, covering that part of the Major Restoration previously paid for, if any, and by a search prepared by a title company or by other evidence reasonably satisfactory to Mortgagee and Depositary that there has not been filed with respect to the Real Estate, or any part thereof, any mechanic's lien or other lien or instrument for the retention of title not discharged of record (by bonding or otherwise) in respect of any part of the work and that there exist no encumbrances on or affecting the Real Estate, or any part thereof, other than Permitted Encumbrances and those which may have been approved by Mortgagee.

       (iv) There shall be no Event of Default on the part of Mortgagor or Bally's under this Mortgage or the Indenture or any other Loan Document.

       (v) The request for any payment after the Major Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy and operation of the Real Estate legal.

   Upon completion of the Restoration and payment in full therefor and provided there shall then be continuing any Event of Default hereunder, any Insurance Proceeds (together with any interest earned thereon) remaining promptly shall be paid by Depositary to Mortgagee for deposit in the Collateral Account or be paid over for the benefit of the holders of any Additional Mortgage as provided for in the Indenture. Any Insurance Proceeds remaining after completion of such Restoration shall be paid to Mortgagor, provided that there shall not then be continuing any Event of Default hereunder. Upon failure on the part of Mortgagor promptly to commence or diligently to continue the Restoration, and upon twenty-four (24) hours' notice by Mortgagee to Mortgagor, Mortgagee may apply the amount of any Insurance Proceeds (together with any interest earned thereon) then or thereafter in the hands of Depositary to the payment of the Indebtedness; provided, however, that nothing herein contained shall prevent Mortgagee from applying at any time the whole or any part of such Insurance Proceeds (together with any interest earned thereon), and Mortgagee may so apply such Insurance Proceeds (together with any interest earned thereon), to the curing of any Event of Default under this Mortgage or the Indenture or any other Loan Document.

     (i) If within one (1) year after the occurrence of any damage or destruction to the Buildings and Personal Property or any portion of either thereof requiring Major Restoration in order to restore the Buildings and Personal Property, Mortgagor shall not have submitted to Mortgagee and received Mortgagee's approval, which approval shall not be unreasonably withheld or delayed, as set forth above, of Plans for the Major Restoration of the Buildings and the Personal Property so damaged or destroyed, or if, after such Plans are approved by all necessary Governmental Authorities and Mortgagee, Mortgagor shall fail to commence promptly such Major Restoration, or if thereafter Mortgagor fails diligently to continue such Major Restoration or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such Major Restoration (other than those costs which Mortgagor is, in good faith, disputing), or, in the case of any damage or destruction to the Buildings and/or the Personal Property or any part of either thereof not requiring Major Restoration, as reasonably determined by Mortgagee, in order to restore the Real Estate, if Mortgagor shall fail to repair, restore and rebuild promptly the Buildings and Personal Property so damaged or destroyed, or in any other respect fails to comply with its obligations under this Article 6, then, in addition to all other rights herein set forth, and after giving Mortgagor thirty (30) days' written notice of the nonfulfillment of one or more of the foregoing conditions, and provided that such non-fulfillment shall not be cured within said thirty (30)-day period, Mortgagee, or any lawfully appointed receiver of the Buildings and Personal Property may, at their respective options (but without any obligation to do so), perform or cause to be performed such Major Restoration and may take such other steps as they deem advisable to perform such work; provided, however, that Mortgagee shall be permitted to give such shorter notice (and in such manner) as is reasonably practical in case of emergency or other special circumstances. In such event, Depositary shall pay over the Insurance Proceeds (together with any interest earned thereon) held by it to Mortgagee or such receiver, as the case may be, upon request, to the extent not previously paid to Mortgagor hereunder. Mortgagor and Bally's hereby waive, for themselves and all others holding under them, any claim against Mortgagee and such receiver arising out of anything done by Mortgagee or such receiver pursuant hereto, other than due to the negligence or wilful misconduct of Mortgagee or such receiver, and Mortgagee may apply all or a portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Article 6) to reimburse Mortgagee and/or such receiver, for all amounts reasonably expended or incurred by them, respectively, in connection with the performance of such Major Restoration, and any excess costs shall be paid by Mortgagor to Mortgagee upon demand.

     (j) Insurance Proceeds which are payable in connection with any damage to, or destruction of, or injury to, the Buildings or the Personal Property (i) in the case of a loss equal to or in excess of Twelve Million Dollars ($12,000,000), shall all be paid to Depositary and disbursed in accordance with the provisions hereof; (ii) in the case of a loss in excess of Ten Million Dollars ($10,000,000), but less than Twelve Million Dollars ($12,000,000), the first Ten Million Dollars ($10,000,000) shall be paid to Mortgagor and the remaining Insurance Proceeds shall be paid to Depositary and disbursed in accordance with the provisions hereof; and (iii) in the case of a loss of Ten Million Dollars ($10,000,000) or less, shall be paid directly to Mortgagor. Mortgagor is hereby authorized to settle all claims under all policies of insurance and to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required by the insurers, however, Mortgagee shall have the right, but not the obligation, to join with Mortgagor in settling, and approving the settlement of, any such claims except in the event of a claim where the amount of insurance reasonably anticipated to be received with respect to such claim is less than Ten Million Dollars ($10,000,000). Each insurer is hereby authorized and directed to make payment of any Insurance Proceeds or the portion thereof, as described in this Paragraph 6(j), under any policies of insurance in connection with a loss in excess of Twelve Million Dollars ($12,000,000) directly to Depositary instead of to Mortgagor and Depositary jointly, and Depositary is hereby authorized to endorse any draft therefor as Mortgagor's attorney-in-fact if Mortgagor shall fail to do so for ten (10) days (or such lesser period of time as Mortgagee may reasonably believe to be required) after request therefor by Mortgagee or Depositary. If, prior to the receipt by Depositary or Mortgagor or both, as the case may be, of any Insurance Proceeds or portion thereof, the Encumbered Property or any portion thereof shall have been sold by Mortgagee pursuant to the power of sale provided herein, Mortgagee shall have the right to receive the Insurance Proceeds to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate, and the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of the Insurance Proceeds.

     (k) The insurance required by this Mortgage may, at the option of Mortgagor, be effected by blanket and/or umbrella policies issued to Mortgagor covering the Buildings and the Personal Property as well as other properties (real and personal) which are owned or leased by Mortgagor, provided that, in each case, the policies otherwise comply with the provisions of this Mortgage and allocate to the Buildings and the Personal Property, from time to time, the coverage specified by Mortgagee, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Mortgage shall be effected by any such blanket or umbrella policies, Mortgagor shall furnish to Mortgagee original policies or duplicate originals thereof or certificates, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to the Buildings and the Personal Property.

     (l) Any conveyance of the Encumbered Property in accordance with the provisions hereof shall transfer therewith all of Mortgagor's interest in all insurance policies then covering the Buildings and the Personal Property or the operations conducted at the Real Estate.

     (m) Mortgagors hereby acknowledge that in the event Mortgagee is permitted or required to exercise any discretion under this Article, Mortgagee shall not be deemed to have abused such discretion provided that Mortgagee shall have relied, at the expense of Mortgagor, on a recognized insurance consultant with regard to insurance matters, a recognized construction consultant with regard to restoration matters or such other recognized consultants as may be appropriate or necessary to fulfill its obligation hereunder. Any consultants referred to herein shall have not less than 10 years' experience.

   7.  Condemnation/Eminent Domain.

     (a) Notwithstanding (i) any taking by eminent domain, condemnation or otherwise of all or any portion of the Encumbered Property, or (ii) the change of grade of any street or the widening of streets, roads or avenues adjoining or abutting the Land, or (iii) any other injury to or decrease in value of the Encumbered Property by any Governmental Authority (any of the foregoing events being hereinafter referred to as a "Taking"), Mortgagor shall continue to make all payments due under this Mortgage and under the Indenture and the other Loan Documents in accordance with the provisions of this Mortgage, the Indenture and the applicable provisions of the other Loan Documents. Mortgagors shall notify Mortgagee immediately upon obtaining knowledge of the institution of any proceedings for any Taking or of any contemplated Taking of which Mortgagor or Bally's as the case may be, is aware. No such proceeding with respect to any Taking shall be settled without the prior consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, it being agreed that if Mortgagee shall have failed to have either granted or denied its consent thereto within twenty-one (21) days after request therefor, the same shall be deemed to have been given; provided, however, that a proceeding where the amount reasonably anticipated to be received by the Mortgagors collectively is less than Ten Million Dollars ($10,000,000) shall not require such consent. Mortgagors are hereby authorized to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required in connection with any Taking. Each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any Taking directly to Mortgagors or Depositary in accordance with the provisions of the next succeeding sentence and Paragraph 7(b) hereof instead of to Mortgagors and Depositary jointly, and Depositary is hereby authorized to endorse any draft therefor as Mortgagors' attorney-in-fact if Mortgagors shall fail to endorse any such draft for ten
(10) days after request therefor by Mortgagee or Depositary. Anything contained in any Legal Requirement, this Mortgage, or the Ground Lease to the contrary notwithstanding, if there shall be a Taking of less than the entire Encumbered Property and if there shall remain a sufficient portion of the Encumbered Property so that it shall be possible for Mortgagors to continue to conduct their business at such remaining Encumbered Property (a "Partial Taking"), (i) in the event that the Award is less than Ten Million Dollars ($10,000,000), the same shall be paid to Mortgagor, (ii) in the event that the Award shall be equal to or be in excess of Ten Million Dollars ($10,000,000), but shall be less than Twelve Million Dollars ($12,000,000), the first Ten Million Dollars ($10,000,000) of such Award shall be paid to Mortgagor and the remaining portion of the Award shall be paid to Depositary, or (iii) in the event that the Award shall be equal to or greater than Twelve Million Dollars ($12,000,000), the entire Award shall be paid to Depositary and, in the case of
(i) and (ii) above, Depositary shall pay the Award or portion thereof received (after deducting therefrom all costs and expenses, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection thereof and any expenses of Depositary) to Mortgagor, in accordance, and upon there being compliance, with the provisions of Article 6 hereof, for the sole purpose of Mortgagor's Restoration of the Buildings and the Personal Property remaining after any such Partial Taking, it being understood and agreed, however, that neither Mortgagee nor Depositary shall have any obligation whatsoever to see to the proper application of any Award so paid to Mortgagor. Mortgagor promptly shall commence and diligently shall continue and complete the Restoration of the Buildings and the Personal Property remaining after such Partial Taking substantially to their value, condition and character immediately prior to such Partial Taking, in accordance with the provisions of Article 6 hereof, as if such Partial Taking had resulted in "damage or destruction to the Buildings or Personal Property" (within the meaning of Paragraph 6(f) hereof), with Mortgagor, Mortgagee and Depositary each having the same rights and obligations with respect to the Award and Restoration as are set forth in Paragraphs 6(f) through 6(j) hereof with respect to Insurance Proceeds, except that, notwithstanding the provisions of Paragraph 6(f) hereof, Mortgagor shall restore the Buildings and the Personal Property substantially to their value, condition and character immediately prior to such Partial Taking, only to the extent practicable, but otherwise in accordance with the provisions of Paragraph 6(f). Any Award remaining after completion of such Restoration shall be paid to Mortgagor, provided that there shall not then be continuing any

Event of Default hereunder. If there shall then be continuing an Event of Default hereunder, any such Award shall be paid to Mortgagee for deposit in the Collateral Account or paid over for the benefit of the holders of any Additional Mortgage as provided in the Indenture and may be applied to the payment of the Indebtedness then outstanding.

     (b) Notwithstanding anything contained herein to the contrary, in the event of a total Taking or a Taking other than a Partial Taking, each Governmental Authority is hereby authorized and directed to make payment of any Award made in connection with any such Taking to Mortgagee for deposit in the Collateral Account or for the benefit of the holders of any Additional Mortgage as provided in the Indenture.

     (c) Reduction of the outstanding amount of the Indebtedness resulting from the application of any such Award by Mortgagee in accordance with the provisions hereof shall be deemed to take effect only on the date of Mortgagee's receipt of such Award in accordance with the terms of this Mortgage and in such order of priority as Mortgagee may elect. If, prior to the receipt by Mortgagee of any Award, the Encumbered Property or any portion thereof shall have been sold by Mortgagee pursuant to the power of sale provided herein, Mortgagee shall have the right to receive the Award to the extent of any deficiency found to be due upon such sale, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, together with interest thereon at the Interest Rate and the reasonable attorneys' fees, costs and disbursements incurred by Mortgagee in connection with the collection of the Award.

     (d) Mortgagors hereby acknowledge that in the event Mortgagee is permitted or required to exercise any discretion under this Article, Mortgagee shall not be deemed to have abused such discretion provided that Mortgagee shall have relied, at the expense of Mortgagor, on a recognized construction consultant, an appraiser who is a member of the American Institute of Real Estate Appraisers and who has been designated a "Member American Institute", or such other recognized consultants as may be appropriate or necessary to fulfill its obligations hereunder. Any consultants referred to herein shall have not less than 10 years' experience.

   8. Sale of Encumbered Property; Additional Financing. Mortgagors shall not, at any time, except as permitted pursuant to the Loan Documents,

(a) assign, transfer or convey all or any part of the Encumbered Property or any interest therein; or

     (b) (i) except as permitted pursuant to Section 1010 of the Indenture, directly or indirectly, or permit any Restricted Subsidiary to directly or indirectly, create, incur, assume or otherwise suffer to exist or cause or otherwise suffer to become effective any lien in or any right, title or interest to this Mortgage or any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible ("Property") that constitutes all or any portion of the Collateral subject to the lien of this Mortgage (a "Restricted Encumbrance," which term excludes the lien created by this Mortgage and the Credit Facility Mortgage, unless (x) the Restricted Encumbrance is a Permitted Encumbrance, (y) such lien secures Indebtedness which ranks junior to or is pari passu in right of payment with the Notes and, together with all other Indebtedness incurred pursuant to this clause (y), is in an aggregate principal amount not to exceed the sum of (without duplication) (A) the original principal amount of the Notes (less the principal amount of the Notes outstanding at the time of any calculation), (B) the amount available under the revolving credit facility described in clause
(i) of the definition of Permitted Indebtedness in the Indenture, (C) $100 million and (D) 66-2/3% of the cost of all Casino Hotel Improvements as reflected on the consolidated balance sheet of Guarantor since the date hereof (the liens of Restricted Encumbrances permitted under the foregoing clauses being hereinafter collectively referred to as the "Additional Mortgages"), or (ii) subject to the provisions otherwise set forth herein, otherwise create, permit or suffer any lien, claim, charge or encumbrance of any kind or nature whatsoever to be recorded against the Encumbered Property or any portion thereof; provided, that, if the lien of a Restricted Encumbrance permitted under the foregoing clause (y) is created, Mortgagee shall, at the request of Guarantor, enter into an Intercreditor Agreement with the holder or holders of the Indebtedness secured by such Restricted Encumbrance, substantially in the form of Schedule I annexed hereto and made a part hereof (the "Intercreditor Agreement") and shall enter into such pari passu certificates as are required pursuant to the Indenture. Notwithstanding the foregoing provisions of this subsection 8(b), Guarantor or any Restricted Subsidiary may create or incur or permit to exist purchase money Restricted Encumbrances upon any personal Property acquired by Guarantor or any Restricted Subsidiary; provided that no such purchase money Restricted Encumbrance upon any personal Property acquired by Guarantor or any Restricted Subsidiary after the date hereof shall extend to or cover any other Property or, at the time incurred, secure Indebtedness in excess of 90% of the lesser of the cost or fair market value of the Property subject to such purchase money Restricted Encumbrance, and provided further that the aggregate principal amount of all Indebtedness at any time outstanding and secured by Restricted Encumbrances permitted by this clause plus the aggregate amount of all leases on personal Property comprising the Collateral and secured by Restricted Encumbrances shall not, at any time, exceed $20,000,000.

   9. Discharge of Liens. Subject to the provisions of Article 10 hereof and except as permitted by the Indenture or this Mortgage, Mortgagors at all times shall keep the Encumbered Property free from the liens of mechanics, laborers, contractors, subcontractors and materialmen and, except for the Permitted Encumbrances, the Additional Mortgages, and any new or additional mortgages which may be made to Mortgagee, free from any and all other liens, claims, charges or encumbrances of any kind or nature whatsoever. If any such liens, claims, charges or encumbrances shall be recorded, Mortgagors shall forthwith deliver copies thereof to Mortgagee and Mortgagor shall, within thirty (30) days after request therefor by Mortgagee, cause the same to be discharged of record by payment or bonding.

   10. Right of Contest. Mortgagors, at their sole cost and expense, may, in good faith, contest, by proper legal actions or proceedings, the validity of any Legal Requirement or the application thereof to Mortgagors or the Encumbered Property, or the validity or amount of any Imposition or the validity of the claims of any mechanics, laborers, subcontractors, contractors or materialmen ("Contractor's Claims"). During the pendency of any such action or proceeding, compliance with such contested Legal Requirement or payment of such contested Imposition or payment of such contested Contractor's Claim may be deferred, provided that, in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding, (a) no Event of Default shall exist hereunder and no other event shall have occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder, (b) adequate reserves with respect thereto are maintained on Mortgagors' books in accordance with generally accepted accounting principles and the applicable provisions of the Indenture, and (c) Mortgagor reasonably believes that noncompliance with the contested Legal Requirement or non-payment of the contested Imposition or non-payment of such contested Contractor's Claim would not have a material adverse effect upon the business of Mortgagors, the Encumbered Property or the operation thereof or the Holders. Notwithstanding any such reserves or the furnishing of any bond or other security, thirty (30) days after notice from Mortgagee, Mortgagors shall comply with any contested Legal Requirement or shall pay any contested Imposition or Contractor's Claim, and compliance therewith or payment thereof shall not be deferred, if, at any time, such deferral would have a material adverse effect on Mortgagors and their subsidiaries taken as a whole or be disadvantageous in any material respect to the Holders. If such action or proceeding is terminated or discontinued adversely to Mortgagors and is not subject to appeal, Mortgagors shall, within thirty (30) days of receiving request therefor, deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of Mortgagors' compliance with such contested Legal Requirement or payment of such contested Imposition or Contractor's Claim, as the case may be. Notwithstanding the foregoing, Mortgagee shall have no obligation to request any matters referred to herein and shall request such matters in Mortgagee's reasonable discretion.

   11.  Leases.

        (a) Each Lease entered into from and after the date hereof including, without limitation, all Leases which provide for an annual "base" or "minimum" rent in excess of $100,000 (a "Major Lease") shall (i) not permit the lessee thereunder to terminate or invalidate the terms thereof as a result of any action taken by Mortgagee to enforce this Mortgage, including, without limitation, any sale of the Encumbered Property or any portion thereof by Mortgagee pursuant to the power of sale provided herein or otherwise, (ii) include a subordination clause providing that the Lease and the interest of the lessee in the Encumbered Property are in all respects subject and subordinate to this Mortgage, (iii) provide that, at the option of Mortgagee or the purchaser at a sale by Mortgagee pursuant to the power of sale provided herein or otherwise or the grantee in a voluntary conveyance in lieu of such Mortgagee's sale, the lessee thereunder shall attorn to Mortgagee or to such purchaser or grantee under all of the terms of the Lease and recognize such entity as the lessor under the Lease for the balance of the term of the Lease, and (iv) provide that, in the event of the enforcement by Mortgagee of the remedies provided by law or in equity or by this Mortgage, any person succeeding to the interest of Mortgagee as a result of such enforcement shall not be bound by or liable for any (A) prepayment of installments of Rent for more than thirty (30) days in advance of the time when the same shall become due (excluding, however, any payments of "key money" made by any lessee in connection with the execution or renewal of its Lease or any other sums paid in connection with the execution or renewal of a Lease as advance rental, to the extent the same has been paid prior to the occurrence of an Event of Default) or (B) prior act or omission of any prior landlord.

     (b) Mortgagor shall (i) promptly perform all of the provisions of the Leases on the part of the lessor thereunder to be performed, (ii) appear in and defend any action or proceeding arising under, growing out of, or in any manner connected with, the Leases or the obligations of the lessor or the lessees thereunder, (iii) exercise, within thirty (30) days after demand by Mortgagee, any right to request from the lessee under any Major Lease a certificate with respect to the status thereof, (iv) deliver to Mortgagee, within thirty (30) days after demand by Mortgagee, a written statement containing the names of all lessees, the terms of all Leases and the spaces occupied and rentals payable thereunder and a statement of all Leases which are then in default of any monetary obligation, including the magnitude of any such monetary default and, in the case of any non-monetary default, a statement of all Leases which, to the best of Mortgagor's knowledge, are then in default of any non-monetary obligation, including the nature and magnitude of any such non-monetary default, (v) promptly deliver to Mortgagee, a fully executed copy of each Lease upon the execution of the same. Notwithstanding the foregoing, Mortgagee shall have no obligation to request any matters referred to herein and shall request such matters in Mortgagee's reasonable discretion.

     (c) Mortgagor hereby assigns to Mortgagee, from and after the date hereof, primarily on a parity with the Encumbered Property, and not secondarily, as further security for the payment of the Indebtedness and the performance of the Obligations, the Leases and the Rents. Nothing contained in this Article 11 shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in any Lease or otherwise impose any obligation on Mortgagee (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in any Lease in the event that any lessee shall have been joined as a party defendant in any action commenced by reason of an Event of Default hereunder or in the event of the sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise or in the event lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Encumbered Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Mortgagor hereby further grants to Mortgagee the right, but not the obligation, (i) to enter upon and take possession of the Real Estate for the purpose of collecting the Rents, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under any Lease to Mortgagee or defaulting in the performance of any of its other obligations under its Lease, (iii) to let the Real Estate or any portion thereof, (iv) to apply the Rents on account of the Indebtedness, it being understood that the excess Rents, if any, remaining after all such payments shall have been made shall be the property of and paid to Mortgagor, provided there exists no Event of Default, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article 11. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall have been fully paid pursuant to the terms hereof and the other Loan Documents, and all Obligations shall have been fully performed in accordance with all provisions hereof and the other Loan Documents or until this Mortgage shall be defeased in accordance with the provisions of the Indenture, including without limitation, Sections 401 and 1301 thereof, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Real Estate by Mortgagee pursuant to such grant, subject, however, to the rights of any and all parties in possession thereof, whether or not the Encumbered Property shall have been sold by Mortgagee pursuant to the power of sale contained herein or otherwise and without applying for a receiver. Mortgagee, however, grants to Mortgagor, not as a limitation or condition hereof, but as a personal covenant available only to Mortgagor and its successors and not to any lessee or other person, a license, revocable by the consent of the Holders of One Hundred Percent (100%) of the aggregate principal amount of the Notes then outstanding and upon five (5) days' written notice to Mortgagor of such revocation, to collect all of the Rents and to retain, use and enjoy the same and to do all acts and perform such Obligations as Mortgagor is required to perform under the Leases unless and until an Event of Default shall exist hereunder or unless and until any event shall have occurred which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder.

     (d) Upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article 11) of the lessor's interest in any Lease. Mortgagor shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

   12.  Provisions Regarding the Ground Lease.

     (a) With respect to the Ground Lease, Mortgagors covenant and agree as follows: (i) promptly and faithfully to observe, perform and comply with all the terms, covenants and provisions of the Ground Lease on their part to be observed, performed and complied with, at the applicable times set forth in the Ground Lease, within any applicable grace periods; (ii) to refrain from doing anything, as a result of which, there could be a default or breach of any of the terms of the Ground Lease; (iii) not to do, permit or suffer any event or omission as a result of which there could occur a default or breach under the Ground Lease; (iv) not to modify, amend or in any way alter or permit the alteration of any of the terms of the Ground Lease and not to exercise any right it may have under the Ground Lease to cancel or surrender the same; (v) to give Mortgagee immediate notice of any default by anyone under the Ground Lease and promptly to deliver to Mortgagee a copy of each notice of default and all other notices, communications, plans, specifications and other statements (including financial statements), responses, similar instruments received or delivered by Mortgagors in connection with the Ground Lease; and
(vi) to furnish to Mortgagee copies of such information and evidence as Mortgagee may reasonably require concerning Mortgagors' due observance, performance and compliance with the terms, covenants and provisions of the Ground Lease.

     (b) In the event of the occurrence of any event which, with the giving of notice, the passage of time or both, would constitute a default by Mortgagors in the performance of any of their obligations under the Ground Lease and not cured within any applicable grace period, including, without limitation, any default in the payment of any sums payable thereunder, then, in each and every case, Mortgagee may (but shall have no obligation to do so), at its option, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of the Mortgagors thereunder in the name of and on behalf of Mortgagors. Mortgagor shall, on demand, reimburse Mortgagee for all advances made and expenses incurred by Mortgagee in curing any such default (including, without limitation, reasonable attorneys fees and disbursements), together with interest thereon at the Interest Rate from the date of any such payment by Mortgagee, to the date of repayment to Mortgagee.

     (c) With respect to the Ground Lease, Mortgagors hereby warrant and represent as follows: (i) the Ground Lease is in full force and effect, unmodified by any writing or otherwise; (ii) all rent, additional rent and/or other charges reserved in or payable under the Ground Lease have been paid to the extent that they are payable to the date hereof; (iii) Mortgagor enjoys the quiet and peaceful possession of the Leasehold Estate; (iv) Mortgagors are not in default under any of the material terms of the Ground Lease and, to the best of their knowledge, are not in default under any other term of the Ground Lease and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Ground Lease; (v) the execution and delivery of this Mortgage is permitted by the provisions of the Ground Lease and does not violate any of the terms of the Ground Lease; and
(vi) Mortgagors have delivered to Mortgagee a true, accurate and complete copy of the Ground Lease.

     (d) If the Ground Lease is cancelled or terminated, and if Mortgagee or its nominee shall acquire an interest in any new lease of the Land, Mortgagors shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

     (e) Bally's hereby assigns to Mortgagee, from and after the date hereof, primarily on a parity with the Encumbered Property, and not secondarily, as further security for the payment of the Indebtedness and the performance of the Obligations, the rents under the Ground Lease. Nothing contained in this
Article 12 shall be construed to bind Mortgagee to the performance of any of the terms, covenants, conditions or agreements contained in the Ground Lease or otherwise impose any obligation on Mortgagee (including, but without limiting the generality of the foregoing, any liability under the covenant of quiet enjoyment contained in the Ground Lease in the event that the lessee shall have been joined as a party defendant in any action commenced by reason of an Event of Default hereunder or in the event of the sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise or in the event lessee shall have been barred and foreclosed of any or all right, title and interest and equity of redemption in the Encumbered Property), except that Mortgagee shall be accountable for any money actually received pursuant to the aforesaid assignment. Bally's hereby further grants to Mortgagee the right, but not the obligation (i) to enter upon and take possession of the Real Estate for the purpose of collecting the rents under the Ground Lease, (ii) to dispossess by the usual summary proceedings any lessee defaulting in making any payment due under the Ground Lease to Mortgagee or defaulting in the performance of any of its other obligations under the Ground Lease, (iii) to let the Real Estate or any portion thereof, (iv) to apply the rents under the Ground Lease on account of the Indebtedness, it being understood that the excess rents under the Ground Lease, if any, remaining after all such payments shall have been made shall be the property of and paid to Bally's, provided there exists no Event of Default, and (v) to perform such other acts as Mortgagee is entitled to perform pursuant to this Article 12. Such assignment and grant shall continue in effect until the entire amount of the Indebtedness shall be paid in full and all of the Obligations relating to the Indenture and the Notes shall be fully performed in accordance with this Mortgage and the other Loan Documents, the execution of this Mortgage constituting and evidencing the irrevocable consent of Bally's to the entry upon and taking possession of the Real Estate by Mortgagee pursuant to such grant, subject, however, to the rights of any and all parties in possession thereof, whether or not the Encumbered Property shall have been sold by Mortgagee pursuant to the power of sale contained herein or otherwise and without applying for a receiver. Mortgagee, however, grants to Bally's, not as a limitation or condition hereof, but as a personal covenant available only to Bally's and its successors and not to any lessee or other person, a license, revocable by the consent of the Holders of One Hundred Percent (100%) of the aggregate principal amount of the Notes then outstanding and upon five (5) days' written notice to Bally's of such revocation, to collect all of the Rents and to retain, use and enjoy the same, unless and until an Event of Default shall exist hereunder or unless and until any event shall have occurred which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default hereunder.

     (f) Upon notice and demand, Bally's shall, from time to time, execute, acknowledge and deliver to Mortgagee, or shall cause to be executed, acknowledged and delivered to Mortgagee, in form reasonably satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in this Article 12) of the lessor's interest in the Ground

Lease. Mortgagor shall pay to Mortgagee the reasonable expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument.

     (g) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of the Ground Lease within the meaning of any provision thereof prohibiting its assignment and the Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. The Mortgagee shall be liable for the obligations of the tenant arising under the Ground Lease for only that period of time during which the Mortgagee is in possession of the Real Estate or has acquired, by foreclosure or otherwise, and is holding, all of the Mortgagors' right, title and interest therein.

   13. Estoppel Certificates. Mortgagors and Mortgagee, within thirty (30) business days after request by the other, shall deliver, in form reasonably satisfactory to the other, a written statement, duly executed and acknowledged, setting forth the amount of the Indebtedness then outstanding and whether, to the best knowledge of the affiant, any offsets, claims, counterclaims or defenses exist against the Indebtedness secured by this Mortgage.

   14. Loan Document Expenses. Mortgagor shall pay, together with any interest or penalties imposed in connection therewith, all reasonable expenses of Mortgagee incident to the preparation, execution, acknowledgement, delivery and/or recording of this Mortgage, the Assignment and UCC-1 financing statements executed in connection with this Mortgage, including, but without limiting the generality of the foregoing, all filing, registration and recording fees and charges, documentary stamps, intangible taxes and all federal, state, county and municipal taxes, duties, imposts, assessments and charges now or hereafter required by reason of, or in connection with, this Mortgage, the Assignment, such UCC-1 financing statements and UCC-3 continuation statements, and, in any event, otherwise shall comply with the provisions set forth in Article 4 hereof.

   15. Mortgagee's Right to Perform. In the event of any Event of Default hereunder, Mortgagee may (but shall be under no obligation to), at any time, without waiving or releasing Mortgagors from any Obligations or any Event of Default under this Mortgage, perform the Obligations and, in such event, the cost thereof, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements incurred in connection therewith, (a) shall be deemed to be Indebtedness secured by this Mortgage, (b) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage, and (c) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. No payment or advance of money by Mortgagee pursuant to the provisions of this Article 15 shall cure, or shall be deemed or construed to cure, any such Event of Default by Mortgagors hereunder or waive any rights or remedies of Mortgagee hereunder or at law or in equity by reason of any such Event of Default.

   16. Mortgagee's Costs and Expenses. If (a) Mortgagors shall fail to perform any of the Obligations under this Mortgage, beyond applicable grace periods, if any, or any other Loan Document, including the Indenture, beyond any applicable grace period, or (b) Mortgagee shall exercise any of its rights or remedies hereunder, or (c) any action or proceeding is commenced in which it becomes necessary to defend or uphold the lien or priority of this Mortgage or any action or proceeding relating to this Mortgage or any other Loan Document is commenced to which Mortgagee is or becomes a party, or (d) the taking, holding or servicing of this Mortgage by or on behalf of Mortgagee is alleged to subject Mortgagee to any civil or criminal fine or penalty, or (e) Mortgagee's review and approval of any document, including, but without limiting the generality of the foregoing, any Major Lease (but excluding Leases that are not Major Leases), is requested by Mortgagors or required by Mortgagee, then, in any such event, all such reasonable costs, expenses and fees incurred by Mortgagee in connection therewith (including, but without limiting the generality of the foregoing, any civil or criminal fines or penalties and attorneys' fees, costs and disbursements) (i) shall be deemed to be Indebtedness secured by this Mortgage, (ii) shall be a lien on the Encumbered Property prior to any right or title to, interest in, or claim upon, the Encumbered Property subordinate to the lien of this Mortgage, and (iii) shall be payable, on demand, together with interest thereon at the Interest Rate, from the date of any such payment by Mortgagee to the date of repayment to Mortgagee. In any action to enforce any remedy under this Mortgage, including, but without limiting the generality of the foregoing, sale of the Encumbered Property by Mortgagee pursuant to the power of sale contained herein or otherwise, or to recover or collect the Indebtedness or any portion thereof, the provisions of this Article 16 with respect to the recovery of costs, expenses, disbursements and penalties shall prevail unaffected by the provisions of any Legal Requirement with respect to the same to the extent that the provisions of this Article 16 are not inconsistent therewith or violative thereof.

   17. Defaults. The occurrence of any one or more of the following events (regardless of the reason therefor), together with notice or demand, if required hereunder, and the passage of any applicable grace period, shall constitute a "Default" hereunder and, upon the giving of such notice of Default and if required under Section 501 of the Indenture and the failure to cure the same within any applicable grace period, shall become an "Event of Default" hereunder:

          (i) if Mortgagor or Bally's shall fail or neglect to comply with or otherwise perform, keep or observe, any term, provision, condition, covenant, warranty or representation contained in any Loan Document (other than this Mortgage) that is required to be complied with or otherwise performed, kept or observed by Mortgagor or Bally's or if for any reason whatsoever a default, including an Event of Default (as such term is defined in the Indenture), shall occur under any of the Loan Documents (other than this Mortgage) and be continuing beyond the applicable grace period, if any, contained in such Loan Document; or

          (ii) any default beyond the applicable grace period by Mortgagor in the due observance or performance of any of the terms, covenants or provisions contained in the Ground Lease; or

       (iii) the failure to pay any Imposition or any installment on account thereof (subject to Mortgagors' right to contest the same in accordance with Article 10 hereof) or any insurance premiums for the insurance required to be maintained hereunder when due and payable; or

       (iv) the failure to furnish Mortgagee with proof of payment of the Impositions required to be paid hereunder in accordance with Paragraph 5(a) hereof or of any insurance premiums for the insurance required to be provided hereunder by not later than thirty (30) days after request therefor by Mortgagee; or

       (v) the failure (x) to keep in full force and effect the insurance required by this Mortgage or (y) to assign and deliver to Mortgagee the policy or policies or certificate or certificates of insurance required to be provided hereunder in accordance with the provisions hereof; or

       (vi) unless permitted hereunder or under the Loan Documents, the actual or threatened material removal or material demolition of, or material alteration to, the Real Estate or any portion thereof; or

       (vii) subject to Mortgagors' right to contest the same pursuant to, and in accordance with, the provisions of Article 10 hereof, the failure to (x) comply with any Legal Requirement or to cure any violation or notice of violation of any Legal Requirement within the time period specified in such Legal Requirement, or (y) comply with any requirement of any insurance company issuing any policy of insurance required to be provided hereunder; or

       (viii) if any representation or warranty, statement, report, financial statement or certificate made or delivered by Mortgagor or any of its officers, employees or agents or Bally's or any of its officers, employees or agents to Mortgagee shall not be true and correct in any material respect as of the date when made or when reaffirmed and shall materially adversely affect the Real Estate or Mortgagee's interest therein; or

       (ix) if the Real Estate or any portion thereof shall be materially damaged, materially destroyed or materially injured by fire or other casualty, or if there shall be a Partial Taking and, in either of such cases, if Mortgagor shall fail to restore the Buildings and the Personal Property in accordance with the provisions hereof; or

       (x)  if, except pursuant to the provisions hereof or of the Indenture,
  (x) Mortgagor or Bally's shall make any new or additional mortgages or deeds of trust on the Encumbered Property or any portion thereof, except for the Additional Mortgages or (y) and except for the Permitted Encumbrances, Mortgagor or Bally's otherwise shall encumber the Encumbered Property or any portion thereof, or (z) and subject to the provisions otherwise set forth herein, Mortgagor creates, permits or suffers any lien, claim, charge or encumbrance of any kind or nature whatsoever to be recorded against the Encumbered Property or any portion thereof; or

       (xi) if, except pursuant to the provisions hereof or of the Indenture, Mortgagor or Bally's shall (x) sell, transfer, assign or convey the Encumbered Property or any portion thereof or any interest therein, by operation of law or otherwise, except in connection with the Additional Mortgages entered into by Mortgagors or in connection with Leases entered into by Mortgagor and to the extent permitted by the Indenture, or (y) assign or encumber the Rents or any portion thereof, except in connection with the Additional Mortgages; or

       (xii) if Mortgagors shall fail or neglect to comply with or otherwise perform, keep or observe, in any material respect, any term, provision, condition, covenant, warranty or representation contained in any mortgage or deed of trust affecting the Real Estate, including, without limitation, the Additional Mortgages; or

       (xiii) if Mortgagors shall otherwise fail or neglect to comply with or otherwise perform, keep or observe, in any material respect, any other term, provision, condition, covenant, warranty or representation contained in this Mortgage that is required to be complied with or otherwise performed, kept or observed by Mortgagors, after notice of such failure to comply from Mortgagee and the passage of the applicable grace periods, if any (or if it shall be impractical to comply with such terms, provisions, conditions or covenants within the applicable grace periods, if any, to have failed to have commenced compliance and/or to have diligently pursued such compliance; provided that Mortgagee shall not be subject to any civil or criminal liability for such failure to comply), or if no grace period shall be specified, then, for thirty (30) days after notice thereof from Mortgagee.

   To the extent that Mortgagors are entitled to receive notice of a Default under the provisions of this Section 17, such notice shall be deemed to be the same notice as is required for Defaults pursuant to Section 501 of the Indenture, so that in no event shall Mortgagors be entitled to more than one
(1) notice of Default prior to such Default becoming an Event of Default. If a Default shall be cured within the applicable grace period, it shall cease being a "Default."

   18.  Remedies.

     (a) Upon the occurrence of any Event of Default hereunder, Mortgagee may, without further notice, presentment, demand or protest, all of which are hereby expressly waived by Mortgagors, take such action as Mortgagee deems advisable, in its sole discretion, to protect and enforce the rights of Mortgagee against the Mortgagors and in and to the Encumbered Property or any part thereof, including, but without limiting the gener-ality of the foregoing, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee hereunder or at law or in equity:

       (i) Mortgagee may elect to cause the Encumbered Property or any portion thereof to be sold in accordance with the provisions hereof and applicable law.

       (ii) Mortgagee may, without releasing Mortgagors from any Obligation under this Mortgage or any other obligation under any other Loan Document and without waiving any Event of Default, exercise any of its rights and remedies under Article 15 hereof.

       (iii) If the Indebtedness shall have been declared due and payable in accordance with the provisions of the Indenture, then Mortgagee may (x) institute and maintain an action with respect to the Encumbered Property under any other Loan Document, or (y) take such other action as may be allowed at law or in equity for the enforcement of this Mortgage and the other Loan Documents. Mortgagee may proceed in any such action to final judgment and execution thereon for the whole of the Indebtedness, together with interest thereon at the Interest Rate, from the date on which Mortgagee shall declare the same to be due and payable to the date of repayment to Mortgagee, and all costs of any such action, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements.

       (iv) Mortgagee, if it has not already revoked the license granted pursuant to Articles 11 and 12 hereof, may revoke the license and may, without releasing Mortgagors from any Obligation under this Mortgage, and without waiving any Event of Default, enter upon and take possession of the Real Estate or any portion thereof, either personally or by its agents, nominees or attorneys, and dispossess Mortgagors and their agents and servants therefrom and, thereupon, Mortgagee may (w) use, manage, operate, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Real Estate, (x) complete any construction on the Real Estate, in such manner and form as Mortgagee deems advisable, (y) make alterations, additions, renewals, replacements and improvements to or on the Encumbered Property and (z) exercise all rights and powers of Mortgagors with respect to the Encumbered Property, either in the name of Mortgagors or otherwise, including, but without limiting the generality of the foregoing, the right to make, cancel, enforce or modify Leases, obtain and evict lessees, establish or change the amount of any Rents and the manner of collection thereof and perform any acts which Mortgagee deems proper, in its sole discretion, to protect the security of this Mortgage. Mortgagee may, but shall not be obligated to, take any action pursuant to the Laws of the State of New Jersey to enforce the provisions of any Operational Requirements and to secure continued operation of the Encumbered Property as a licensed casino operation. After deduction of all reasonable costs and expenses of operating and managing the Real Estate, including, but without limiting the generality of the foregoing, attorneys' fees, costs and disbursements, administration expenses, management fees and brokers' commissions, satisfaction of liens on any of the Encumbered Property, payment of Impositions, claims and insurance premiums, invoices of persons who may have supplied goods and services to or for the benefit of any of the Encumbered Property and all costs and expenses of the maintenance, repair, Restoration, alteration or improvement of any of the Encumbered Property, Mortgagee may apply the Rents received by Mortgagee to payment of the Indebtedness or performance of the Obligations. Mortgagee may apply the Rents received by Mortgagee to the payment of any or all of the foregoing in such order and amounts as Mortgagee, in its sole discretion, may elect.

  Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and the obligations of the
  lessees   under the Leases enforced and Mortgagee may waive or fail to enforce any right or remedy of the lessor under any Lease.

       (v) Mortgagee may disaffirm and cancel any Lease affecting the Real Estate or any portion thereof at any time during the period that it is exercising its remedies under this Article 18, even though Mortgagee shall have enforced such Lease, collected Rents thereunder or taken any action that might be deemed by law to constitute an affirmance of such Lease. Such disaffirmance shall be made by notice addressed to the lessee at the Real Estate or, at Mortgagee's option, such other address of the lessee as may be set forth in such Lease.

       (vi) Mortgagee may declare the entire unpaid Indebtedness to be immediately due and payable.

       (vii) Mortgagee may institute proceedings for the complete foreclosure of this Mortgage in which case the Encumbered Property or the Mortgagors' interest therein may be sold for cash or upon credit in one or more portions.

       (viii) Mortgagee may, with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable, subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due.

       (ix) Mortgagee may sell for cash or upon credit the Encumbered Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagors therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in its entirety or in portions, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Encumbered Property this Mortgage shall continue as a lien on the remaining portion of the Encumbered Property.

       (x) Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or in the Assignment or in any other Loan Document or Document.

       (xi) Mortgagee may recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Mortgage.

       (xii) Mortgagee may apply for the appointment of a trustee, receiver, liquidator or conservator of the Encumbered Property, without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of the Mortgagor or Bally's, any guarantor or of any person, firm or the entity liable for the payment of the Indebtedness.

       (xiii) Mortgagee may cure such Event of Default, without relieving Mortgagors of any liability in connection with such Event of Default, and (1) Mortgagor, on demand, shall reimburse Mortgagee for any and all costs and expenses incurred by Mortgagee in connection with the curing of any Event of Default, together with interest thereon at the Interest Rate from the date such costs and expenses are incurred to the date of repayment to Mortgagee, and (2) Mortgagee shall be entitled to apply any sums then held by Mortgagee pursuant to the provisions of this Mortgage to the curing of such Event of Default or to reimburse the Mortgagee for costs and expenses incurred in connection therewith; and/or

       (xiv) Mortgagee may pursue such other remedies as the Mortgagee may have under any applicable law.

     (b) The purchase money proceeds or avails of any sale made under or by virtue of this Article 18, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article 18 or otherwise, shall be applied as follows:

  First: To the payment of the costs and expenses of any such sale, including reasonable compensation to Mortgagee's agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage and together with interest as provided herein on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Encumbered Property shall have been sold.

  Second: To the payment of amounts then due and unpaid for principal and interest on the Notes.

  Third: To the payment of the amount of Indebtedness then outstanding and performance of all of the other Obligations, in such a manner and order of priority or preference as Mortgagee may, in its sole discretion, determine.

  Fourth: To the payment of outstanding Impositions.

  Fifth: To the payment of the surplus, if any, to whomsoever may lawfully be entitled to receive the same, including, without limitation, Mortgagors. Mortgagee and any receiver of the Encumbered Property, or any part thereof, shall be liable to account for only those rents, issues and profits actually received by it.

     (c) Mortgagee, in any action to enforce this Mortgage, shall be entitled to the appointment of a receiver by a court of competent jurisdiction or may, in connection with any foreclosure proceeding hereunder, request the Casino Control Commission, to petition a court of the State of New Jersey for the appointment of a supervisor to conduct the normal gaming activities on the Real Estate following such foreclosure proceeding. If it shall become necessary, or in the opinion of Mortgagee advisable, for Mortgagee or an agent or representative of Mortgagee to become licensed under the provisions of the laws of the State of New Jersey, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of the Real Estate, the Personal Property or other collateral hereby encumbered for the benefit of Mortgagee, Mortgagor and Bally's do hereby give their consent to the granting of such license or licenses and agree to execute such further documents as may be reasonably required in connection with the evidencing of such consent.

     (d) The remedies and rights granted to Mortgagee hereunder are cumulative and are not in lieu of, but are in addition to, and shall not be affected by the exercise of, any other remedy or right available to Mortgagee whether now or hereafter existing either at law or in equity or under this Mortgage or any other Loan Document.

     (e) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     (f) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article 18, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor and Bally's, in their name and stead, to make all necessary conveyances, assign-ments, transfers and deliveries of the Encumbered Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor and Bally's hereby ratifying and confirming all that their said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any such sale or sales made under or by virtue of this Article 18, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, rights, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor and Bally's in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and Bally's and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor and Bally's.

     (g) Anything contained in the Notes or in this Mortgage to the contrary notwithstanding, in the event of any sale made under or by virtue of this
Article 18 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable.

     (h) Upon any sale made under or by virtue of this Article 18 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Encumbered Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting against the sales price the Indebtedness and the expenses of the sale, and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

     (i) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Encumbered Property or upon any property of Mortgagor and Bally's shall affect in any manner or to any extent, the lien of this Mortgage upon the Encumbered Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

     (j) Upon the occurrence of any Event of Default and the acceleration of the maturity hereof, if, at any time prior to the foreclosure sale, Mortgagor or Bally's or any other person tenders payment of the amount necessary to satisfy the Indebtedness, the same shall constitute an evasion of the payment terms hereof and shall be deemed to be a voluntary prepayment hereunder, in which case such payment must include the premium required under the prepayment provisions, if any, contained herein or in the Notes, or, if at that time there is no privilege of prepayment, then the payment shall include a premium of five percent (5%) of the then unpaid Indebtedness. This provision shall be of no force or effect if at the time that such tender of payment is made Mortgagor has the right under this Mortgage or under the Notes to prepay the Indebtedness without penalty or premium.

     (k) Upon the occurrence of any Event of Default hereunder, it is agreed that Mortgagor, if it is an occupant of the Real Estate or any part thereof, shall immediately surrender possession of the Real Estate so occupied to the Mortgagee, and if such occupant is permitted to remain in possession, the possession shall be as tenant of Mortgagee and, on demand such occupant, subject to applicable law, (a) shall pay to Mortgagee, monthly, in advance, a reasonable rental for the space so occupied and (b) in default thereof may be dispossessed by the usual summary proceedings. The covenants herein contained may be enforced by a receiver of the Encumbered Property or any part thereof.

     (l) If any payment due hereunder or under the Notes is not paid when due after any applicable grace period, either at stated or accelerated maturity or pursuant to any of the terms hereof, then and in such event, the Mortgagor shall pay or shall cause to be paid interest thereon at the Interest Rate from and after the date on which such payment first becomes due and such interest shall be due and payable, on demand, at the Interest Rate until the entire amount due is paid to Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Mortgage. Nothing in this Section or in any other provision of this Mortgage shall constitute an extension of the time of payment of the Indebtedness.

     (m) After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the Indebtedness, or of any other nature in aid of the enforcement of the Notes or of this Mortgage, Mortgagor and Bally's shall (a) waive the issuance and service of process and enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of the Encumbered Property and of all the profits thereof.

     (n) Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor or Bally's, or of any of their property, or of the Encumbered Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now and hereafter covered by this Mortgage.

     (o) Neither Mortgagors nor the corporate or partnership entity or entities comprising Mortgagors, nor any other partner or stockholder of Mortgagors, shall be personally liable for the repayment of any of the principal of or interest on the Indebtedness or for any deficiency judgment which Mortgagee may obtain after foreclosure on its collateral after default by Mortgagors; provided, however, that Mortgagors (but not any stockholder or limited partner therein unless such person is otherwise liable under a separate written guarantee) shall not be exonerated or exculpated for any deficiency, loss or damage suffered by Mortgagee as a result of the failure by Mortgagors to comply with any of the terms or conditions of this Mortgage, the Assignment or any other Loan Documents (other than the provisions relating to the payment of principal, interest or late charges), including, but not limited to, losses resulting from Mortgagors' failure to perform their obligation to properly account to Mortgagee as mortgagee for any proceeds of insurance or condemnation proceeds as required by this Mortgage; or from Mortgagors' failure to comply with provisions of this Mortgage prohibiting the sale or further encumbering of the collateral; or because of Mortgagors' attempts to interfere with Mortgagee's rights under the Assignment or under the Loan Documents; or because Mortgagors fail to apply proceeds of rents and other income of the collateral toward the costs of maintenance and operation of the Encumbered Property and to the payment of taxes, liens, claims, insurance premiums and debt service and other indebtedness to the extent that this Mortgage, the Assignment or the other Loan Documents require such rents and income to be so applied; and provided further, that the foregoing limitations on Mortgagors' personal liability with respect to principal and interest shall not impair the validity of the Indebtedness secured by Mortgagee's collateral or the lien of or security interest in the collateral or the right of Mortgagee as mortgagee or secured party to foreclose and/or enforce its rights in the collateral after default by Mortgagors. In the event any person shall have guaranteed all or part of the Indebtedness by separate written guarantee, none of the foregoing limitations on Mortgagors' personal liability for payment of principal and interest shall modify, diminish or discharge the personal liability of any such guarantor as set forth in any such written guarantee. Nothing herein shall be deemed to be a waiver of any right which Mortgagee may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Reform Act of 1978 or any successor thereto or similar provisions under applicable state law to file a claim for the full amount of the debt owing to Mortgagee by Mortgagors or to require that all collateral shall continue to secure all of the Indebtedness owing to Mortgagee in accordance with the Loan Documents.

   19. Security Agreement under Uniform Commercial Code. It is the intention of Mortgagors, Mortgagee and Funding that this Mortgage shall constitute and this Mortgage does hereby constitute a Security Agreement among Mortgagors, Mortgagee and Funding within the meaning of the Uniform Commercial Code of the State of New Jersey. It is agreed that Funding shall be and hereby is bound by all of the provisions of this Mortgage as fully as the Mortgagors except to the extent any such provisions are clearly inapplicable to Funding.
Notwithstanding the filing of a financing statement covering any of the Encumbered Property in the records normally pertaining to personal property, all of the Encumbered Property, for all purposes and in all proceedings, legal or equitable, shall be regarded, at Mortgagee's option (to the extent permitted by law), as part of the Real Estate whether or not any such item is physically attached to the Real Estate or serial numbers are used for the better identification of certain items. The mention in any such financing statement of any of the Encumbered Property shall never be construed in any way as derogating from or impairing this declaration and hereby stated intention of Mortgagors and Mortgagee that such mention in the financing statement is hereby declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of Mortgagee's priority of this Mortgage, to be effective against any third party, including the Federal government or any authority or agency thereof, must be filed in the Uniform Commercial Code records. Pursuant to the provisions of the Uniform Commercial Code, if Mortgagors shall fail to execute any such financing or continuation statements for twenty (20) days after request therefor is made by Mortgagee, Mortgagors hereby authorize Mortgagee, without the signature of Mortgagors, to execute and file financing and continuation statements if Mortgagee shall determine, in its sole discretion, that such financing or continuation statements are necessary or advisable in order to preserve or perfect its security interest in the Personal Property covered by this Mortgage, and Mortgagor shall pay to Mortgagee, on demand, any reasonable expenses incurred by Mortgagee in connection with the preparation, execution and filing of such statements that may be filed by Mortgagee.

   20. Representations and Warranties. Mortgagor and Bally's each represent and warrant for itself that: (a) such Mortgagor has the requisite power and lawful authority to execute and deliver this Mortgage and to perform the Obligations it is required to perform under the Loan Documents; (b) the execution and delivery of this Mortgage by such Mortgagor and performance of its obligations under this Mortgage will not result in such Mortgagor being in default under any provision of its Certificate of Incorporation or By-Laws or of any deed of trust, mortgage, document, instrument, credit or other agreement to which it is a party or by which its assets are bound; (c) the Board of Directors of such Mortgagor has duly authorized the execution and delivery of this Mortgage; (d) on the date hereof, no portion of the Buildings or the Personal Property has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored; (e) such Mortgagor has all necessary licenses, authorizations, registrations and approvals to own, use, occupy and operate the Real Estate and has full power and authority to carry on its business at the Real Estate as currently conducted and has not received any notice of any violation of any Legal Requirement that materially impairs the value of the Real Estate; and (f) as of the date hereof, such Mortgagor has not received any notice of any Taking of the Leasehold Encumbered Property or the Fee Encumbered Property (as the case may be) or any portion thereof and such Mortgagor has no knowledge that any such Taking is contemplated.

   21. No Waivers, Etc. No failure by Mortgagee to insist upon the strict performance by each Mortgagor of any of the terms and provisions of this Mortgage shall be deemed to be a waiver of any of the terms, covenants, conditions and provisions hereof and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by each Mortgagor of any and all of the terms, covenants, conditions and provisions of this Mortgage to be performed by such Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Encumbered Property, any part of the security held for payment of the Indebtedness or any portion thereof or for the performance of the Obligations secured by this Mortgage without, as to the remainder of the security, in any manner whatsoever, impairing or affecting the lien of this Mortgage or the priority of the lien of this Mortgage over any subordinate lien. In the event of an occurrence of an Event of Default hereunder, Mortgagee may resort for the payment of the Indebtedness secured by this Mortgage to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

   22. Brokerage. Mortgagors and Mortgagee each hereby represent and warrant that they have dealt with no broker, finder or like agent in connection with the Indenture, the Notes or this Mortgage other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Libra Investments, Inc. and Jefferies & Company, Inc., as underwriters in connection with the public offering of the Notes. The Mortgagors hereby indemnify and holds harmless Mortgagee from and against any expense, cost or liability arising from or incurred in connection with any claim by any other broker, finder or like agent who shall claim to have dealt with Mortgagors.

   23. Additional Rights. The holder of any subordinate lien, including the Additional Mortgages, on the Encumbered Property shall have no right to terminate the Ground Lease or any Lease whether or not such Lease is subordinate to this Mortgage.

   24. Mortgage Subject to the Provisions of the Act. Each provision of this Mortgage is subject to the provisions of the Act, as defined in Section 3, paragraph (e).

   25.  Environmental Matters.

     (a) Mortgagor and Bally's each represent and warrant that, to the best of Mortgagor's or Bally's knowledge:

       (i) Environmental Matters. (i) Such Mortgagor and all real property owned and/or occupied by Mortgagor in the state of New Jersey, including, but not limited to, the Encumbered Property, are and have been in compliance with, and there are no outstanding allegations by any person or entity that any of them is or has not been in compliance with, all applicable federal, state and local laws, regulations and rules (including common law relating to personal injury and damage to, or interference with, property), permits, licenses, registrations and other governmental authorizations, judgments, decrees and orders relating to pollution, the preservation of the environment (including historical preservation and endangered species) and the release or disposal of, or exposure to, materials (including noise, radiation and odors) in the environment or work place ("Environmental Laws"), except for failures to be in compliance and allegations of noncompliance which would not have a material adverse effect on Mortgagor and its subsidiaries taken as a whole or

Bally's and its subsidiaries taken as a whole or the Encumbered Property or be disadvantageous in any material respect to the Holders.

       (ii) There are no past or present actions, conditions or occurrences that could form the basis of any claim under Environmental Laws against, or liability or obligation under such laws of, such Mortgagor or any real property owned and/or occupied by Mortgagor in the state of New Jersey, including, but not limited to, the Encumbered Property, or, to the knowledge of Mortgagor, against or of any person or entity whose liability for such claim, liability or obligation may have been retained or assumed by Mortgagor under contract or law except for such claim, liability or obligation which would not have a material adverse effect on Mortgagor and its subsidiaries taken as a whole or Bally's and its subsidiaries taken as a whole or the Encumbered Property or be disadvantageous in any material respect to the Holders. Without limiting the foregoing:

         (A) None of the real property owned and/or occupied by such Mortgagor and located in the State of New Jersey, including, but not limited to, the Encumbered Property, has ever been used by previous owners and/or operators as a "Major Facility," as such term is defined in N.J.S.A. 58:10-23.llb(1), and said real property, including, but not limited to, the Encumbered Property, is not now and will not be used in the future as a "Major Facility."

         (B) There are and have been no underground storage tanks located upon the Real Estate other than the two underground tanks which were used to store heating oil. There is no friable, or damaged non-friable, asbestos-containing material, urea formaldehyde foam insulation, polychlorinated biphenyls or lead-exposed water pipes in or on the Real Estate.

       (iii) Such Mortgagor has provided Mortgagee copies of all environmental reports, investigations and studies in its possession or control relating to the Real Estate, and has identified to Mortgagee all other such environmental reports, investigations and studies not in its possession or control of which it has knowledge.

     (b)  Mortgagor and Bally's each covenant and agree that:

       (i) In the event that there shall be filed a lien against the Encumbered Property by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f), or by any other person or entity arising from an intentional or unintentional action or omission of Mortgagor or Bally's, resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of materials regulated under Environmental Laws, then Mortgagor shall, within thirty (30) days from the date that Mortgagor or Bally's is given notice that the lien has been placed against the Encumbered Property or within such shorter period of time in the event that the State of New Jersey or any other person or entity has commenced steps to cause the Encumbered Property to be sold pursuant to the lien, either (1) pay the claim and remove the lien from the Encumbered Property, or (2) furnish (x) a bond satisfactory to Mortgagee in the amount of the claim out of which the lien arises, (y) a cash deposit in the amount of the claim out of which the lien arises, or
  (z) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

       (ii) Such Mortgagor shall comply fully with all applicable Environmental Laws including without limitation by promptly, diligently and expeditiously containing, reporting (as required by Environmental Laws) and cleaning up any spill, leak, pumping, pour, emission, emptying or dumping of materials regulated under Environmental Laws for which such Mortgagor is responsible.

       (iii)  If such Mortgagor shall fail to take any action required by this
  Section 25(b), upon notice to such Mortgagor (which may be telephonic or by any other means of communication), Mortgagee may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including, without limitation, reasonable counsel fees, fines, penalties, payments or sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto (1) shall be deemed to be Indebtedness, (2) shall be a lien on the Encumbered Property pari passu with the Indebtedness and (3) immediately shall be due and payable, on demand. Mortgagor and Bally's shall execute and deliver promptly after request, such instruments as Mortgagee may deem useful or required to permit Mortgagee to take any such action.

       (iv) Such Mortgagor absolutely and unconditionally agrees to indemnify and to hold Mortgagee harmless from and against any and all loss, liability, cost or expense incurred by Mortgagee as a result of or arising in connection with: (A) such Mortgagor's breach of any representation, warranty or covenant contained herein; (B) such Mortgagor's failure to comply with Environmental Laws, including, without limitation, those related to the presence of asbestos affecting the Encumbered Property; and (c) any liability under Environmental Laws in any way related to the operations, acts or omission to act of such Mortgagor or the Real Property, which indemnification, notwithstanding the provisions of this Mortgage or the Loan Documents, shall survive the release and discharge of this Mortgage of record, and foreclosure or sale of the Encumbered Property under this Mortgage, payment of the Notes, the Indenture, or any other discharge of the Indebtedness by operation of law or otherwise.


   26.  Waivers by Mortgagors.

     (a) Mortgagors hereby waive all errors and imperfections, to the extent permitted by law, in any proceedings instituted by Mortgagee under this Mortgage, the Indenture or any other Loan Document and all benefit of any present or future statute of limitations or any other present or future statute, law, stay, moratorium, appraisal or valuation law, regulation or judicial decision, nor shall Mortgagors at any time insist upon or plead, or in any manner whatsoever, claim or take any benefit or advantage of any such statute, law, stay, moratorium, regula- tion or judicial decision which (i) provides for the valuation or appraisal of the Encumbered Property prior to any sale or sales thereof which may be made pursuant to any provision herein or pursuant to any decree, judgment or order of any court of competent jurisdiction, (ii) exempts any of the Encumbered Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, (iii) provides for any stay of execution, moratorium, marshalling of assets, exemption from civil process, redemption or extension of time for payment, (iv) requires Mortgagee to institute proceedings in foreclosure against the Encumbered Property before exercising any other remedy afforded Mortgagee hereunder in the event of an Event of Default, (v) affects any of the terms, covenants, conditions or provisions of this Mortgage or (vi) conflicts with or may affect, in a manner which may be adverse to Mortgagee, any provision, covenant, condition or term of this Mortgage, the Indenture or any other Loan Document, nor shall Mortgagors at any time after any sale or sales of the Encumbered Property pursuant to any provision herein, claim or exercise any right under any present or future statute, law, stay, moratorium, regulation or judicial decision to redeem the Encumbered Property or the portion thereof so sold.

     (b) Mortgagors hereby waive the right, if any, to require any sale to be made in parcels, or the right, if any, to select parcels to be sold, and there shall be no requirement for marshalling of assets.

   27. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either Mortgagors or Mortgagee, or whenever either Mortgagors or Mortgagee shall desire to give or serve upon the other any such communication with respect to this Mortgage or the Encumbered Property, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a)  If to Mortgagee,

          First Bank National Association


     (b)  If to Mortgagor,

          Park Place and the Boardwalk,
          Atlantic City, New Jersey 08401

          With a copy to

          Benesch, Friedlander, Coplan &
            Aronoff
          1100 Citizens Building
          Cleveland, Ohio 44114
          Attention: Chairperson,
          Real Estate Department

     (c)  If to Bally's,

          Park Place and the Boardwalk,
          Atlantic City, New Jersey 08401

          With a copy to

          Benesch, Friedlander, Coplan &
            Aronoff
          1100 Citizens Building
          Cleveland, Ohio 44114
          Attention: Chairperson,
          Real Estate Department

     (d) or to such other address as Mortgagors or Mortgagee may substitute by notice given as herein provided. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or on the date of actual receipt or the date on which the same shall be returned to the sender by the Post Office as unclaimed. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated herein to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

   28. Conflict with Indenture. If there shall be any inconsistencies between the terms, covenants, conditions and provisions set forth in this Mortgage and the terms, covenants, conditions and provisions set forth in the Indenture, then, unless this Mortgage expressly provides otherwise by specific reference to the Indenture, the terms, covenants, conditions and provisions of the Indenture shall prevail.

   29. No Modification; Binding Obligations. This Mortgage may not be modified, amended, discharged or waived in whole or in part except by an agreement in writing signed by Mortgagors and Mortgagee. The covenants of this Mortgage shall run with the Land and shall bind Mortgagors and their respective successors and assigns and all present and subsequent encumbrancers, lessees and sublessees of any of the Encumbered Property and shall inure to the benefit of Mortgagee and its respective successors, assigns and endorsees.

   30.  Miscellaneous.

     (a) The Article headings in this Mortgage are used only for convenience and are not part of this Mortgage and are not to be used in determining the intent of the parties or otherwise in interpreting this Mortgage. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "provisions" shall mean "provisions, terms, covenants and/or conditions"; (b) "lien" shall mean "lien, charge, pledge, security interest, mortgage, deed of trust or





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
other encumbrance of any kind"; (c) "obligation" shall mean "obligation, duty, covenant and/or condition"; (d) "any of the Encumbered Property" shall mean "the Encumbered Property or any portion thereof or interest therein", and "any of the Leasehold Encumbered Property" shall mean "the Leasehold Encumbered Property or any portion thereof or interest therein", and "any of the Fee Encumbered Property" shall mean "the Fee Encumbered Property or any portion thereof or interest therein"; and (e) "the Real Estate" shall mean "the Real Estate or any portion thereof or interest therein." Any act which Mortgagee is permitted to perform under this Mortgage, the Indenture or any other Loan Document may be performed at any time and from time to time by Mortgagee or by any person or entity designated by Mortgagee. Each appointment of Mortgagee as attorney-in-fact for Mortgagors under this Mortgage, the Indenture or any other Loan Document shall be irrevocable and coupled with an interest. If Mortgagee shall fail or refuse to consent, approve, accept or indicate its satisfaction, Mortgagors shall not be entitled to any damages for any withholding or delay of such consent, approval, acceptance or indication of satisfaction by Mortgagee, it being intended that Mortgagors' sole remedy shall be to bring an action for an injunction or specific performance, which remedy of an injunction or specific performance shall be available only in those cases where Mortgagee has expressly agreed hereunder or under any other Loan Document not to unreasonably withhold or delay its consent, approval, acceptance or indication of satisfaction.

     (b) No director, officer, employee, stockholder or incorporator, as such, past, present or future, of Mortgagors or any successor corporation shall have any liability for any obligations of Mortgagors hereunder or for any claim based on, in respect of or by reason of such obligations or their creation. Mortgagee, by accepting this Mortgage, waives and releases all such liability.

   31. Enforceability. This Mortgage is made by Mortgagors and accepted by Mortgagee in the State of New York and shall be construed, interpreted, enforced and governed by and in accordance with the laws of such State, except with respect to the provisions hereof which relate to the creation, grant, perfection and priority of all security interests and other liens under or by this





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
Mortgage including security interests and liens in the Encumbered Property and except with respect to provisions hereof which relate to (a) the right to foreclose and (b) to realizing upon the security covered by this Mortgage, all of which exceptions shall be governed by the laws of the State of New Jersey. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Mortgage. Nothing contained in this Mortgage or in any other Loan Documents shall require either Mortgagor to pay, or Mortgagee to accept, interest in an amount which would subject Mortgagee to penalty under applicable law. In the event that the payment of any interest due hereunder or under the Indenture or any other Loan Document would subject Mortgagee to penalty under applicable law, then, ipso facto, the obligation of such Mortgagors to make such payment shall be reduced to the highest rate then permitted under applicable law without penalty.

   32. Satisfaction/Defeasance. At such time as the entire amount of the Indebtedness shall have been fully paid pursuant to the terms hereof and the other Loan Documents, and all Obligations shall have been fully performed in accordance with all provisions hereof and the other Loan Documents or at such time as this Mortgage shall be defeased in accordance with the provisions of the Indenture, including, without limitation, Sections 401 and 1301 thereof, then Mortgagee shall deliver to Mortgagors a satisfaction of this Mortgage in recordable form.

   33. Receipt of Copy. Each of Mortgagor Funding and Bally's acknowledges that it has received a true copy of this Mortgage.





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

   IN WITNESS WHEREOF, the parties have caused this Mortgage to be duly executed and acknowledged under seal as of the day and year first above written.

Attest                                          Mortgagor:  BALLY'S PARK PLACE,
                                                INC., a New Jersey corporation


_____________________                           By: ___________________________

(Corporate Seal)


Attest                                          Bally's:  BALLY'S PARK PLACE
                                                REALTY CO.




_____________________                           By: ___________________________

(Corporate Seal)


Attest                                          Funding: BALLY'S PARK PLACE
                                                FUNDING, INC.



____________________                            By: _________________________

(Corporate Seal)


Attest                                          Mortgagee:
                                                First Bank National Association


____________________                            By: __________________________

(Corporate Seal)





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

                                    Guaranty


Guarantor hereby unconditionally guarantees performance by Mortgagors of all the provisions of Section 25 hereof, irrespective of the validity, regularity or enforceability of this Mortgage or the other Loan Documents, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof, any releases of collateral, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against any of Mortgagors or Funding or their successors, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Guarantor.

Attest                          Guarantor:  Bally's Park Place, Inc.
                                  a Delaware corporation



_______________                 By:_______________________





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


STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )


   On the ___ day of _________, 1994, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________ ___________________; that he is a
(Vice) President of Bally's Park Place, Inc., a New Jersey corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.




  Notary Public     __________________________

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )


   On the ___ day of _________, 1994, before me personally came ________ ___________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________ ___________________; that he is a (Vice)
President of Bally's Park Place Realty Co., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.




  Notary Public       ______________________

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )


   On the ___ day of _________, 1994, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________ _____________________; that he is a (Vice) President of Bally's Park Place Funding, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.




  Notary Public     ________________________

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )


   On the ___ day of _________, 1994, before me personally came ________ ___________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________ ___________________; that he is the (Vice)
President of First Bank National Association, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.




Notary Public       ___________________________

STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )


   On the ___ day of _________, 1994, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________ ___________________; that he is a
(Vice) President of Bally's Park Place, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.




  Notary Public       ______________________